Exhibit 4.12

**CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION (THE “COMMISSION”).**

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of December 22nd, 2009 (the “APA”), by and among Millennium Card´s Technology Limited ("MCT"), a Hong Kong corporation and On Track Innovations Ltd., as Israeli corporation ("OTI") on the one hand (where MCT and OTI shall be referred hereto as the "Seller"), and SMARTRAC Singapore Trading PTE, a Singapore corporation ("Buyer") on the other hand.

WHEREAS,

(1)
MCT with business located at and incorporated in Hong Kong, a 100% subsidiary of OTI, is engaged in the business of transponders and smart card machines manufacturing and is the holder of 99.5% shares of Millennium Card´s Technology (SZ) Limited.

(2)	SMARTRAC N.V. (“SMARTRAC”) is a worldwide leading transponder manufacturer and OTI is a worldwide leader in development of smart-card based products and solutions.

(3)	Buyer is a private limited company incorporated in Singapore. Buyer is a 100 % subsidiary of SMARTRAC Brazil B.V. which is a 100 % subsidiary of SMARTRAC N.V.

(4)
“SMARTRAC Group” means SMARTRAC and any and all companies in which SMARTRAC directly or indirectly holds or has the right to acquire 50 % or more of the shares and/or voting rights and/or comparable kind of participation.

(5)
“OTI Group” means OTI and any and all companies in which OTI directly or indirectly holds or has the right to acquire 50 % or more of the shares and/or voting rights and/or comparable kind of participation.

(6)
“Machinery” means (i) those machines used by MCT subsidiary and OTI exclusively or primarily for the Business (as defined in Section 2.1), as specified in Attachment 2.2.1; and (ii) those machines produced by MCT subsidiary for the sale to third parties with respect to the Business, as specified in Attachment 5.1.

(7)	“Signing Date” is the date of signing of this Asset Purchase Agreement.

(8)	“Closing Date” is defined in Section 9.1.

(9)	“Sold Assets” means all assets as defined in Article. 2.

(10)	“Working Day” means a working days excluding public excluding Saturdays, Sundays and holidays in the state of Delaware USA.

(11)	“Delivery Date” is the respective delivery date of the Sold Assets.

(12)	Buyer and Seller collectively the “Parties” and each a “Party”.

Article 1 Scope of this Agreement

1.1.
SMARTRAC, OTI and MCT entered into an agreement dated September 15, 2009 (“Agreement”) with respect to the acquisition of certain assets of MCT subsidiary, some additional assets from OTI, the shutdown of MCT subsidiary and a non competition obligation, supply agreement and further issues. Further on SMARTRAC, OTI and MCT entered into a First Amendment to the Agreement, as of November 5, 2009 ("First Amendment"). The subject matter of this Asset Purchase Agreement (“APA”) is to cover the sale and purchase of assets of Seller by Buyer as specified herein.

1.2.
The Sold Assets which are owned by MCT as the date hereof ("MCT Sold Assets"), were owned by MCT subsidiary immediately prior to the Closing Date. On request of OTI, Buyer agrees to buy MCT Sold Assets not from MCT subsidiary but from MCT who is the owner thereof as the date hereof. Therefore immediately prior to the Closing Date, MCT shall be the sole owner of all the MCT Sold Assets and respective assumed liabilities including without limitation all rights of whatsoever nature relating to such assets, and also including such obligations, but only such obligations, as are specially provided for in this APA to be assumed by Buyer, said acquisition to be accomplished by MCT in order that it will be able to comply with this APA at any time. MCT confirms that it does not hold any other assets related to the Business as of the Closing Date.

1.3.
Buyer does not buy any assets from MCT which MCT did not purchased from MCT subsidiary in connection with the assumption of the Business immediately prior to the Closing Date, provided that MCT has no relation to the Business apart from the conclusion of the said assignment and assumption as of the Closing Date. MCT did not and does not own assets and is not party to material contracts and agreements with respect to the Business before transfer from MCT subsidiary as of the Closing Date.

Article 2 Sold Assets and Assumed Liabilities

2.1.
On the terms and subject to the conditions set forth in this APA, at the Closing, Buyer shall, in consideration for the Purchase Price, purchase, acquire and accept from Seller and Seller shall sell, transfer, assign, convey and deliver to Buyer all of Seller's rights, title and interest in, to and under Sold Assets (as defined below) which were used in the production of transponder using wire embedded technology, module packaging and the production of Machinery used to produce transponder products contact cards and testing equipments by MCT subsidiary immediately prior to the Closing Date (collectively, the “Business”).  For the avoidance of doubt, assets not included herein and/or not related to the Business are excluded from the scope of this APA.

2.2.	"Sold Assets" shall mean all of the following assets which were used for the Business by MCT subsidiary and OTI immediately prior to the Closing Date as listed below (in Sections 2.2.1 through 2.2.6):

2.2.1.
The tangible assets, including technical and R&D equipment, machineries, office and other equipment and assets under construction which are located in the main factory or in any other plants, offices or other premises, as specified in Attachment 2.2.1.

2.2.2.
The intangible assets relating exclusively or primarily to the Business set forth in (i) and (ii) of this Subsection 2.2.2. (i) All patents, utility patents, design patents, marks, trade names, domain names, copyrights, computer software programs, licences and other (registered or unregistered) intellectual property rights (and any applications therefore) relating exclusively or primarily to the Business, as listed in Attachment 2.2.2(i); and (ii) the inventions, technology, process descriptions specifications, drawings, software, research and development data, formula or other know-how, trade and business secrets relating exclusively or primarily to the Business as listed in Attachment 2.2.2(ii) (collectively, the “Intellectual Property Rights”).

For clarification, the foregoing includes documents, specifications, drawings and software for Machinery manufacturing, production, process and products sold or used by MCT subsidiary prior to the Closing Date, to the extent owned by MCT subsidiary and not subject to confidentiality agreement with third parties.

2.2.3.
The raw materials, supplies, work in progress, finished goods and other inventories collectively (“Inventories”) relating exclusively or primarily to the Business as listed in Attachment 2.2.3. Seller and MCT subsidiary shall have the right to consume the Inventories until the closing of MCT subsidiary according to Article 7, without any payment to the Buyer.

2.2.4.
All rights relating exclusively or primarily to the Sold Assets and all claims against third parties relating to the Sold Assets (to the extent they exist at the closing date or later), including rights under manufacturers and vendors warranties.

2.2.5.
Technical books and records of the Business and other technical documents and data (whether in hard copy or electronic format) used or available in the Business, as listed in Attachment 2.2.5, including technical drawings, technical manuals, sales and promotional material, lists of (present or former) customers and suppliers (“Books and Records”), except for those financial Books and Records and except further to Books and Records which are required to be retained by Seller and MCT subsidiary under any applicable law, regulation, directive, binding guideline or rule, or decree, order or decision of any court or governmental authority (as in effect at any time and applicable in any jurisdiction) or agreement or which cannot be technically separated from  any other file or data.

2.2.6.
Agreements (“Assumed Agreements”) in effect as of the Closing Date including contracts and arrangements, relating exclusively or primarily to the Business to which Seller or MCT subsidiary is a party as listed in Attachment 2.2.6.

2.3.	For the avoidance of doubt, the following assets related to the Business of MCT subsidiary and Seller shall be excluded from the sale and transfer to Buyer pursuant to this APA ("Excluded Assets"):

2.3.1.	Cash on hands, trade receivables, cheques, deposits with banks, financial receivables or other cash equivalents, shares and interest in any companies and partnerships or securities.

2.3.2.
Any claims for the refund of any taxes, social security contributions or other public charges (together with any penalties, fines, interests or addition thereto), taxes relating to any tax assessment period ending on the Closing Date.

2.3.3.	Any accounting documentation.

2.3.4.	All purchase price consideration to be paid by Buyer to Seller pursuant to the terms of this APA, and all of Seller's contractual rights in and to this APA and the ancillary agreements.

2.3.5.	All amounts paid to MCT subsidiary and/or Seller from customers in accordance with Section 7.2 below.

2.3.6.	All assets not covered by the Sold Assets.

2.4.
On the terms and subject to the conditions set forth in this APA, at the Closing, Buyer shall assume and acquire effective as of the Closing Date, (collectively the “Assumed Liabilities”) liabilities under the Sold Assets Intellectual Property Rights pursuant to Attachment 2.2.2, and liabilities under the Assumed Agreements pursuant to Section 2.2.6, that arise from facts or circumstances occurring after the Closing Date or that under their terms are required to be performed after the Closing Date, provided that the respective assets were transferred on the Closing Date.

Liabilities which arise between the Closing Date and the Delivery Date and which are not in connection with Gemalto as set forth in Section 7.12 below shall be borne by Seller and MCT subsidiary.

2.5.
With respect to Assumed Liabilities pursuant to the sold Intellectual Property Rights, Buyer assumes liabilities, e.g. to pay open fees at the patent and trade mark offices, but Buyer does not assume any license agreements (except for those implied with respect to  products sold by MCT subsidiary), or any other contracts in connection with the Intellectual Property and/or reserves the right, which is in Buyer´s sole discretion, to enter into litigation or similar proceedings, if any, with respect to the sold Intellectual Property Rights.

2.6.	Buyer will not assume or be liable for any Excluded Liabilities. “Excluded Liabilities” shall mean the following liabilities in connection with the Business:

2.6.1.	Any liability or obligation relating to an Excluded Asset;

2.6.2.
Any liabilities with respect of any and all (i) products sold by MCT subsidiary and/or OTI before the Closing Date; (ii) services performed by MCT subsidiary and/or OTI before the Closing Date or the Delivery Date respectively, except to the extent necessary to perform support, maintenance, warranty and similar obligations as referred to in Section 5.2 below following the Closing Date;

2.6.3.	All and any of MCT subsidiary and OTI liabilities to any of their employees or consultants for a period through the Closing Date;

2.6.4.
Any liabilities from MCT which MCT did not assumed from MCT subsidiary in connection with the assumption of the Business, provided that MCT has no relation to the Business apart from the conclusion of this transaction. For clarification: MCT does not own assets and is not party to any material contracts and agreements with respect to the Business before the Closing Date (except in those cases, that for convenience purposes, MCT made sales and bought raw materials for MCT subsidiary, provided that in no event MCT held or currently holds any such raw materials); and

2.6.5.	All liabilities which are not expressly assumed by Buyer.

Article 3 Purchase Price and Timing of Payment

3.1
The purchase price for the Sold Assets (“Purchase Price”) is Euro 8.5 million, Euro 5 million are already paid. The reminder amount of Euro 3.5 million shall be paid in eight equal end-quarterly instalments (end of March, June, September and December of the applicable year) of Euro 437,500 each in cash, beginning on March 31st, 2010

3.2	All payments shall be made to the below listed account of OTI:

Account holder:	On Track Innovations Ltd.
Name of the Bank:	Bank Leumi Le Israel BM

**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

3.3	Each Party shall bear its own tax due (if any) in connection with the transaction.

Article 4 Indemnification

Seller shall indemnify and hold harmless Buyer, its stockholders, successors, assigns, officers, directors, employees, agents and representatives (“Indemnitees”) from and against any and all liabilities and obligations of any nature whatsoever (including without limitation reasonable attorneys’ fees) (collectively, “Losses”) incurred by any one or more of the Indemnitees to the extent that such Losses relate to, arise out of, or are based upon (a) Excluded Liabilities, (b) failure of any of Seller's representations, warranties and guarantees (which guarantees are specified in Article 6, Section 7.6, second paragraph in Section 7.12 and Section 7.14) to have been true and correct when made, (c) failure of Seller to comply with any covenant or agreement in this APA, (d) taxes which are payable by Seller or MCT subsidiary as a result of the sale of the Sold Assets or the assumption of the Assumed Liabilities, (e) the ownership, use or conduct of the Business prior to the Closing Date, and (f) the ownership and use of the Sold Assets prior to the date on which the respective Sold Assets were delivered to Buyer (whether asserted prior to, at, or after that final delivery of the Sold Assets).

Buyer shall not be obliged and its rights under this APA are not dependent on any inspection duties and notification obligation in connection with Seller indemnification obligation above.

Article 5 Machine Sale Agreements

5.1.
Attachment 5.1. contains a list of all sale agreements for the Machinery sold by MCT (“Machine Sale Agreements”) for which Buyer will provide (or cause other entity within SMARTRAC Group to provide) services according to Section 5.2 below.

5.2.
Notwithstanding Section 2.4 above with respect to Machine Sale Agreements Buyer assumes liabilities for products shipped prior to the Closing Date in accordance with the Machine Sale Agreements ("Covered Machinery"), provided, however, that Buyer assumed liability referred to in this Article shall be limited to the provision of services and for warranties (including spare parts and consumables) for Covered Machinery to third parties raised after the Closing Date, in the amount of cumulated Euro 200,000, including spare parts and consumables.

In case that further warranty or guarantee claims exceed a cumulative amount of Euro 200,000 raised against Seller or Buyer, Buyer shall be obliged to handle such claims, if and to the extent that Buyer gets reimbursed for all cost and expenditures (including spare parts and consumables) by Seller.

Buyer shall charge MCT for such expenses based on direct cost of labour plus 35% gross margin, where spare parts and consumables shall be charged at cost.

Article 6  Representations and Warranties of Seller

Seller (jointly and severally) hereby guarantees and represents to Buyer that the statements set forth hereinafter are true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date)) or as of any other date explicitly referred to below:

6.1.
The purchase contract between MCT and MCT subsidiary in order to conclude the transaction contemplated by this APA is complete, valid, enforceable and sufficient to enable MCT to fulfil its obligation under this APA in every aspect.

6.2.	Seller is the sole and unrestricted legal and beneficial owner of the Sold Assets and has the unrestricted right to dispose all of such Sold Assets sold in accordance with this APA.

6.3.	The statements in the “Whereas” No 1 of this APA in relation to OTI, MCT and MCT subsidiary are true, complete and accurate in every respect.

6.4.	The Sold Assets to be transferred to Buyer will be free and clear of all liens, security interest and encumbrances of any nature whatsoever at the time of transfer.

6.5.
Except for the implied license provided to the purchasers of the Machineries, the Intellectual Property Rights are free of third party rights; Seller has not granted a licence on the Intellectual Property Rights to a third party, except of the right to use goods and products sold by Seller. Seller is under no obligation to grant such rights.

6.6.	There exists no pre-emptive rights, rights of first refusal, options or other rights of any third party to purchase or acquire any of the Sold Assets or assume any of the Assumed Agreements.

6.7.
To the Seller's knowledge the validity of the sold Intellectual Property Rights has not been challenged by any third party in writing and Seller is not aware of any circumstances which would give rise to such challenge, other than references cited in official Patent Office examination. None of the Intellectual Property Rights is subject to any pending judgment, injunction, order or decree issued against OTI Group entity restricting the use thereof by it or restricting the licensing thereof by it to any third party.

6.8.
Except as previously alleged by SMARTRAC Group, to the best knowledge of Seller there has not been any claim in writing that the products based on Intellectual Property Rights infringe upon any intellectual property right of any third party.

6.9.
The Sold Assets and the Assumed Liabilities constitute materially all of the assets (whether tangible or intangible, including information, technology and know-how) used or held for use in the Business and are sufficient and adequate to carry on the Business as a whole in substantially manner and scope it has been conducted in the last year period prior to August 2009. No Material Adverse Effect has occurred since August 2009 until the Closing Date of this APA.  For the purpose of this Section, a "Material Adverse Effect" means any event, change, effect, condition or circumstance that, when taken individually or together with all other adverse events, changes or effects, is (a) to be materially adverse to the Sold Assets, as a whole; or (b) to be materially adverse to the Business as a whole; other than any change, effect, event, occurrence, condition, development or state of facts arising from or relating to changes or conditions generally affecting the industries or markets related to the Business.

6.10.
Seller has not sold or transferred assets which belong or should belong to the Business between August 23, 2009 and the Closing Date (“Period”) outside the course of ordinary Business. The Machinery and any manufacturing equipment which were sold during the Period are completely listed in Attachment 6.10.

6.11.
All tangible assets specified in Section 2.2 are located at MCT subsidiary production site in subsidiary, except to the extent that the transfer of these assets to MCT has begun, in which case such transferred assets are at MCT´s facility in Hong Kong or in transit thereto.

6.12.
No Person has acted, directly or indirectly, as a broker, finder or financial advisor for OTI Group in connection with the transactions contemplated by this Agreement that would result in the obligation of Buyer or SMATRAC Group to pay any finder’s fee, brokerage fee, commission or similar payment in connection with the transactions contemplated hereby,

6.13.
To the best of Seller's knowledge, all written information made available to the Buyer or its advisors by Seller and MCT subsidiary prior to signing of this APA and in connection thereto is complete, accurate and not misleading in all material respect. None of such information is misleading or contains any material omissions regarding the Sold Assets, the Business, the Assumed Liabilities or the Assumed Agreements.

Article 7 Shut Down of MCT subsidiary,
Sale of Products and Delivery of Sold Assets

7.1.
Seller undertakes to cause MCT subsidiary to shut down its business and operations in accordance with the terms and provisions set forth on Attachment 7.1 attached hereto (“Shut-Down Concept”), including a time schedule for termination of operation of MCT subsidiary, and a change of its name to a name that does not include “MCT” or “Millennium” or “Millennium Card” or any variations on those words. Seller will cause MCT subsidiary to fully comply with all of the provisions of this Article. MCT shall not file for bankruptcy or insolvency protection or any similar protection from creditors for the period ending five years after the date on which all of the Sold Assets have been transferred to Buyer.

7.2.	Sale of Products:

7.2.1.
With effect as of Closing Date but not later than December 22nd, 2009, Seller shall cause MCT subsidiary not to qualify and not to sell any products or provide services to additional customers apart from (i) services and products in the framework of the existing supply contracts with Gemalto and Oberthur Card System until assigned to SMARTRAC Group, or (ii) as permitted (and to the extent permitted) pursuant to Section 7.2.2 below. Notwithstanding the foregoing, it is hereby clarified that MCT subsidiary shall be entitled to complete all work in progress through the end of February 2010. If MCT subsidiary does not complete said work in progress by the end of February 2010, SMARTRAC, Seller and MCT subsidiary will use their best efforts to find an amicable solution for the production of the products not produced by end of February 2010.

7.2.2.
Following December 22nd, 2009, MCT subsidiary shall have the right to qualify and manufacture only those products ordered by OTI that SMARTRAC Group is not ready to manufacture until such time that SMARTRAC Group acknowledges in writing to MCT subsidiary and OTI that it is ready to manufacture these products in its premises. Any order received by MCT subsidiary after December 22nd, 2009, from OTI, MCT subsidiary shall therefore be sent to Buyer as a copy. Following receipt of such copy Buyer shall have a maximum of 48 hours to notify MCT subsidiary whether it is ready to perform said order. If Buyer has notified MCT subsidiary within the said 48 hours that SMARTRAC Group is ready to perform, the order shall be performed solely by SMARTRAC Group. If Buyer fails to notify MCT subsidiary that SMARTRAC Group is ready to perform said order or notifies that SMARTRAC Group is not yet ready to perform said order within said 48 hours (where no response shall also be deemed as failure), the fulfilment of the said order shall be with Seller and/or MCT subsidiary solely.

Notwithstanding the provision of Section 16.4, all notices pursuant to this Section 7.2.2 shall be sent by email to the following addresses and shall be deemed to have been duly received at the time sent by the sending party.

SMARTRAC Group email: **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

OTI Group emails: **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

7.2.3.
During such time and until Buyer is ready to perform orders according to Section 7.2.2., Seller and MCT subsidiary shall have the right to make use of the Sold Assets in their premises free of charge (including the intangible assets, Section 2.2.2.) in order to fulfil said orders.

7.2.4.	The Parties shall use their utmost efforts to transfer the manufacturing capabilities to Buyer as soon as practicable, pursuant to the terms herein.

7.3.	MCT subsidiary shall cease the production for Oberthur Card System until end of April 2010.

7.4.
Starting April 2010, Buyer shall have the right to appoint one representative having access (but not authority) to all decisions relating to the business development of MCT subsidiary in order to supervise the proper shut down of MCT subsidiary.

7.5.	Any employment offer to MCT subsidiary employees by Buyer shall be subject to a prior coordination and agreed communication by the Parties.

7.6.
Seller, MCT subsidiary and Buyer have specified and reviewed the Sold Assets during the specification process according to the First Amendment ("Specification Process"). During the Specification Process, Buyer reviewed whether the Sold Assets are complete, in proper workable condition, fully functional and fit for their intended use. Seller guarantees that all Sold Asset which have been defined and marked as “A” (“A-Assets”), as specified in Attachment 7.6, will be transferred outside of PRC.

7.7.
During the Specification Process and according to Article 4 subs. K of the “First Amendment", Seller, MCT subsidiary and Buyer prepared an asset status list (“Asset Status”). The Asset Status list is attached as Attachment 7.7. The Asset Status contains the present "as-is" condition of all other Sold Assets other than the A-Assets as documented in the Specification Process.

7.8.
For the A-Assets contained in the Asset Status, Seller undertakes to repair defective assets and/or substitute missing A-Assets until the Delivery Date as specified in the Asset Status. In case Seller fails to comply with this obligation with regard to A-Assets, Buyer shall be entitled to reduce the purchase price according to book value of the relevant A-Asset in the Financial Statements of MCT subsidiary or OTI, as the case may be (“Book Value”).

Furthermore, the Asset Status contains the allocation of the Sold Assets in three Groups as outlined below. Seller undertakes to deliver the Sold Assets according to the below outlined delivery schedule. It is understood that the transfer of the following assets shall be subject to the approval by the respective Chinese authorities and that the dates set forth below do not take into consideration the time period, which is unknown, necessary to obtain such approvals:

•
Group 1 = includes all Sold Assets which shall be packaged and to which transfer process to Buyer shall begin immediately following the Closing Date of this APA, but not later than the end of February 2010.

•
Group 2 = includes all Sold Assets, listed in Attachment 7.8., which facilitate the obligations of the existing agreement with Gemalto and Oberthur Card System (in accordance with Section 7.3 above) with whom Seller and/or MCT subsidiary have a binding supply agreement which is not assignable without the consent of Gemalto.

•	Group 3 = includes all Sold Assets, listed in Attachment 7.8., the transferral of which is subject to additional approval by Chinese authorities (“Additional Approval”).

7.9.
Seller and MCT subsidiary shall make commercially utmost efforts (with its then existing personnel) in gaining all necessary approvals from the respective Chinese authorities in order to enable the transfer of the Sold Assets specified in Group 1 to 3, as outlined in the Shut-Down Concept but (with no guarantee except for A-Assets) at the latest until the end of the shut down period of MCT subsidiary (“Shut-Down Period”). All costs and expenses in connection with this approval shall be borne by Seller.

In case and to the extent that MCT is not able to gain the Additional Approval for the assets included in Group 3 until the end of the Shut-Down Period, Seller shall store these assets in a warehouse named by Buyer at Buyer's expense.

7.10.
Seller shall start the transfer the Sold Assets included in Group 2 without undue delay to Buyer at the latest of (i) Gemalto has agreed to assign the supply agreement to Buyer, or agreed to subcontract it or to enter into another agreement to release Seller and/or MCT subsidiary from their obligations towards Gemalto, or (ii) such time that Buyer is ready to perform OTI orders as set forth in Section 7.2 above.

7.11.
In case Gemalto denies the assignment of its supply agreement with MCT subsidiary and Seller to Buyer prior to the expiration date of such agreement (until March 18, 2011), the Sold Assets included in Group 2 shall be transferred to Buyer immediately following March 18, 2011, provided that Seller or MCT subsidiary has obtained approval of the Chinese authorities for such transfer (the term between April 1st, 2010 and March 18th, 2011 shall be referred hereto as the “Transition Phase”)

7.12.
During the Transition Phase, MCT subsidiary and Seller shall be entitled to perform the supply agreement with Gemalto by using their best effort but in good faith towards Gemalto to reduce business with Gemalto. If at all MCT subsidiary and Seller have to perform the supply agreement with Gemalto during the Transition Phase, the reasonable costs incurred during such period (after deducting the applicable revenues) as reflected in MCT subsidiary and Seller financial statements (“Financial Statements”) (where such costs do not serve any other customer and intercompany charges, but including necessary overhead) shall be borne equally between MCT subsidiary and Seller on one hand and Buyer on the other hand and paid by Buyer following the receipt of a cost report of the respective month provided by Seller; however with a cost limitation amounting and cumulated to Euro 500,000 for Buyer. The proceeds deriving from the supply agreement with Gemalto shall be entered into the Financial Statements of MCT subsidiary and Seller and shall reduce the cost for performing the services for Gemalto.

Nevertheless, during the Transition Phase, MCT subsidiary may serve not only Gemalto supply agreement, but also other customers (if permitted pursuant to Section 7.2 above), in which case MCT subsidiary and Seller shall bear all costs and shall have the rights to all revenues in connection with such other customers.

In case that Buyer assumes the supply agreement with Gemalto and Gemalto has agreed to the assumption, Seller guarantees that all products to be supplied under this supply agreement have a gross profit margin. Further on the Parties have to agree in coordination with Gemalto on the date to which the assumption shall be effected, but in any case not before the Closing Date.

Buyer does not assume warranty and guarantee liabilities for products shipped prior to the date the assumption becomes effective.

7.13.
All title (free of third party rights) of all Sold Assets including the Sold Assets of Group 1, and 3 shall be transferred (free of third party rights) to Buyer on the Closing Date automatically. The title of the Sold Assets of Group 2 shall pass to Buyer after approval of Gemalto and/or Oberthur Card System (subject to Section 7.3 above), but in any case by the end of March 2011 at the latest.

7.14.	Seller guarantees additionally:

7.14.1
To deliver and ship the A-Assets in the technical and functional state as documented and evaluated during the Specification Process in the Asset Status subject to sub-section 7.8 above, and subject to ordinary wear and tear. If this is not the case for the said assets, Seller shall be obliged to repair such defective assets and/or substitute such missing assets before delivery to Buyer to return it to be in the same condition as documented in the Asset Status subject to ordinary wear and tear. If Seller fails to comply with this obligation with regard to A-Assets, Buyer shall be entitled to reduce the purchase price according to respective Book Value;

7.14.2
To deliver and ship all other assets (not A-Assets) in the same "as-is" condition as documented in the Asset Status, subject to normal wear and tear. If this is not the case for the said assets, Seller shall be obliged to repair such defective assets and/or substitute such missing assets before delivery to Buyer to return it to be in the same condition as documented in the Asset Status. In case Seller fails to comply with this obligation with regard to said assets, Buyer shall be entitled to reduce the purchase price according to Book Value.

7.15.
For the avoidance of doubt, Buyer shall not be entitled to receive any rent, license or other fee with regards to the Sold Assets (Group 1, Group 2 and Group 3) still in possession of MCT subsidiary or Seller during the Transition Phase.

7.16.
Seller's obligations hereunder regarding pack and ship of the Sold Assets shall be to a production location named by Buyer. Buyer reserves the right to alter or amend its direction between Closing Date and shipping date at any time. The packing costs shall be borne by Seller solely. The shipping cost shall be shared 50/50 between Seller and Buyer until final destination.

7.17.	The Parties shall schedule the transfer of the Sold Assets as soon as practicable due to the time schedule outlined in this Article 7 in order to minimize the business impact on both Parties.

Article 8 Representation and Warranties of Buyer

8.1	Buyer will have prior to the Closing Date sufficient funds to enable it to consummate the transactions contemplated herein and comply with its financial undertakings.

8.2
No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Buyer or to Buyer's knowledge to SMARTRAC Group in connection with the transactions contemplated by this Agreement that would result in the obligation of Seller to pay any finder’s fee, brokerage fee, commission or similar payment in connection with the transactions contemplated hereby.

Article 9 Closing Date

9.1.	“Closing Date” shall be the date on signing of this APA.

9.2	The Parties confirm that no closing conditions are required.

Article 10 Covenants

10.1.
From the Closing Date on, Seller shall cause MCT subsidiary to conduct and shut down the Business according to the Shut-Down Concept with due care of a prudent businessman and in the ordinary course, consistent with past practice, and use its best efforts to protect the Sold Assets from any damage or casualty loss, preserve intact the business organization of the Business and its relationships with third parties subject to MCT Shenzhen’s ability to do so under the circumstances of  its expected shut-down.

10.2.
From the Closing Date until the earlier of (i) designation of Buyer’s representative according to Section 7.4 above, or (ii) the shut-down of MCT subsidiary, Seller and MCT subsidiary shall promptly inform Buyer of all events or circumstances which, if existing or known on the Closing Date, would have been reasonably required to be disclosed to Buyer pursuant to Section 6.13 above.

10.3.
Seller shall comply and shall cause MCT subsidiary to comply with all necessary additional requirements and sign all additional documents, if necessary; e.g. to transfer of patents and trademarks immediately after the Closing Date and at any time upon request of Buyer and comply with all governmental and other regulations in order to effect the proper transfer of all Sold Assets including the Intellectual Property Rights pursuant to Section 2.2.2. and effect the registration of Buyer at the respective Patents and Trade Mark organizations. Buyer shall bear all costs and expenses relating to the transfer of Intellectual Property Rights.

Article 11 Non-Compete

11.1.
For a period of five years after the Closing Date, Seller shall not in any part of the world directly or indirectly, engage or invest in, own, manage, operate, finance or control, or participate in the ownership, management, operation, finance of, be employed by, associated with or in any manner connected with any business, group, entity and enterprise engaging in (i) the production of transponder using wire embedded technology, and/or (ii) wire embedded dual interface technology, and/or (iii) the production of Machinery as produced by MCT subsidiary prior to the date hereof (hereinafter “Special Business”), and/or (iv) render services or advice relating to the Special Business to any entity. However, the following activities shall be exempted from the covenant not to compete:

a)	The acquisition of a non-controlling interest in an entity engaged in the Special Business, not exceeding five percent of the capital and votes; or

b)
The acquisition of any business or any interest in an entity or group (exceeding 5% of the capital and votes) provided that the turnover of the Special Business in the total turnover of such entity or business in the fiscal year preceding the acquisition did not exceed 25% of the aggregate turnover of the acquired business, entity or group.

In case of an engagement of Seller in the Special Business, (i) Buyer does not waive rights in pursuing its license rights, and/or any exclusivity arrangements in place with Seller and, (ii) no implied license right and/or exclusivity arrangement is being granted to such Special Business as a result of such engagement. Any failure to act by Buyer does equally not imply the grant of a right derived from its intellectual property or the waiver of any exclusivity arrangements.

11.2.
Seller acknowledges that the restrictions contained in this Article 11 are fair and reasonable. If, at the time of enforcement of any provision of this Article 11, a court or other tribunal shall hold that the restrictions therein are unreasonable or unenforceable under circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

11.3.
In the event of any breach by Seller of any of the provisions of this Article 11, money damages may be inadequate and Buyer would have no adequate remedy at law. Accordingly, notwithstanding anything to the contrary contained in this APA, the Parties agree that Buyer shall have the rights, in addition to any other rights and the obligations under this Article 11, to seek an adequate remedy for such breach, in any court having jurisdiction over the matter, not only by an action for damages but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Article 11.

Article 12 Limitation Period

The indemnification obligation by Seller pursuant to Article 4 expires five years after the Closing Date.

All other claims of SMARTRAC Group and/or Buyer arising under this APA shall become time-barred upon expiration of a period of 1 year after final installment according to Section 3.2., except as set forth in Article 11 (subject to the limitation therein).

Article 13 Undertaking

13.1.
Seller shall not directly or indirectly challenge all and any worldwide wire embedding related intellectual property rights related to inlay production of SMARTRAC Group existing as of the Closing Date, unless in response to a claim made by a member of the SMARTRAC Group.

13.2.
The Parties confirm that they already withdrew finally and irrevocably “with prejudice” all legal proceedings pursuant to Section 2.1 until 2.7 of the Agreement dated September 15th, 2009. The Parties, on behalf of themselves and their affiliates, predecessors, successors, assigns, executors, administrators, and each of their past, present and future officers, directors, employees, parents, subsidiaries, divisions, representatives, shareholders, trustees and agents, hereby release, waive, relinquish, renounce, and discharge each Party, and all of their affiliates, predecessors, successors, assigns, executors, administrators, and each of their past, present and future officers, directors, employees, parents, subsidiaries, divisions, representatives, shareholders, trustees and agents, and direct or indirect customers and vendors to the extent that claims arise from their use or resale of Parties products the use thereof from any and all claims, whether known or unknown, actions, suits, causes of action, liabilities, or controversies, that arise out of or are related to past-patent infringement claims prior to the Closing Date or resulting from activities agreed between the Parties until the shut-down of MCT subsidiary.

13.3.
Notwithstanding Section 13.2 above, SMARTRAC Group will tolerate and will cause any other entity within SMARTRAC Group not to take any legal proceeding against any member of OTI Group with regard to the use of the existing wire embedded machines sold by OTI Group to the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** ("JV OTI/ **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** ") during the period commencing January 1, 2005 through December 31, 2006 based on following conditions:

•
The machines are owned by the JV OTI/**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**. These machines must not be sold to third parties within or outside of China;

•	The machines are being used for the production of Chinese government products These products must not be sold or transferred outside of China;

•
SMARTRAC thus is giving no licence to the OTI/**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** JV and there will be no public acknowledgement concerning any tolerance as specified above;

•	SMARTRAC reserves the right to challenge the use of the machines if one of the aforementioned conditions is not fulfilled;

•
SMARTRAC shall provide remunerated services to the machines owned by the JV OTI/**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**, if requested so;

•
OTI and MCT shall have the right to continue its activity within the framework of the JV OTI/**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** and OTI and MCT activity in the framework of the JV OTI/**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** shall not be deemed a breach of its non competition obligation under this Agreement.

Article 14 Law and Jurisdiction

14.1.
Each Party to this APA hereby agrees and specifies that this APA shall be governed by and construed under the laws of the State of Delaware in the United States of America, without regard to principles of conflicts of laws and further agrees and specifies that such Party shall be subject to the jurisdiction of the courts of Delaware.

14.2.
Buyer may be served with legal process c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, DE 19904 Delaware or at such Party’s address set forth above or if different, at the principal office of the Party wherever that office may be in the world at the time such service is made or attempted to be made, or at whatever address is permitted by the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters.

14.3.
Seller may be served with legal process c/o OTI America, Inc. 111 Wood Ave. South, Suite 105, Iselin, New Jersey 08830 or at such Party’s address set forth above or if different, at the principal office of the Party wherever that office may be in the world at the time such service is made or attempted to be made, or at whatever address is permitted by the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters.

14.4.	Each of the Parties commits to maintain the appointment of said agent of process for at least ten years from the Closing Date.

Article 15 Contradiction

This APA shall govern the subject matter thereof and supersedes the Agreement and the First Amendment in all respects and on the Closing Date the Agreement and the First Amendment shall be null and void with no further force and effect (except for the reference made herein).

Article 16 Miscellaneous

16.1.	Any changes or amendments to this agreement including any changes or amendments to this provision shall be in written form in order to be valid and binding.

16.2.	Any publication with regard to this APA and the Supply Agreement not yet made shall be mutually agreed and coordinated by the Parties.

16.3.
If a provision of this agreement is or becomes wholly or partially invalid, the validity of the remaining provisions of this agreement shall not be affected. The invalid provision shall be deemed to be replaced by a statute tolerable feasible provision which economically most closely reflects the purpose of the invalid provision. The same applies in the event that the agreement contains any omissions.

16.4
All notices and other communications under this APA (except for those required pursuant to Section 7.2.2 above) shall be in writing and shall be given or made by delivery in person (and shall be deemed to have been duly given upon such delivery), by overnight courier service (and shall be deemed to have been duly given two Working Days after delivery to the courier service), by facsimile (and shall be deemed to have been duly given after transmission in full with electronic confirmation of transmission if delivered during recipient’s business hours, or on the next Working Day if delivered after recipient’s business hours), or by registered or certified mail (postage prepaid, return receipt requested) (and shall be deemed to have been duly given five Working Days after delivery to the mail service) to the respective parties at the following addresses (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller:

On Track Innovations Ltd.

Z.H.R. Industrial Zone, Rosh Pina 12000, ISRAEL

Tel: +972-4-686-8000

Fax: +972-4-693-8887

Attn.: Oded Bashan, Chairman and CEO

With a copy to:

Zysman, Aharoni, Gayer & Ady Kaplan & Co. Law offices

Beit Zion, 41-45 Rothchild Blvd., Tel Aviv 65784, Israel

Tel: +972-3-7955555

Fax: +972-3-7955550

Attn.: Eran Ben Dor, Attorney at Law

If to Buyer or SMARTRAC Group, to:

SMARTRAC N.V.

Strawinskylaan 851

1077 XX Amsterdam

The Netherlands

Phone: +31 20 30 50 150

Fax: +31 20 30 50 155

Attn.: Dr. Christian Fischer (CEO), Manfred Rietzler (CTO)

With a copy to:

Legal Department of SMARTRAC Group

c/o SMARTRAC Technology GmbH, Albstrasse 14, 70597 Stuttgart, Germany

Tel: +49 (711) 656926176

Fax: +49 (711) 65692611

Attn.: Ruediger von Knebel, General Counsel

This Agreement may be executed in multiple counterparts, each of which when executed and delivered, shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this APA to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SMARTRAC Singapore Trading PTE.

By: /s/ Christian Uhl

Printed Name: Christian Uhl

Printed Title: CFO

MILENNIUM CARD´s TECHNOLOGY LIMITED,

By:  /s/ Guy Shafran

Printed Name: Guy Shafran

Printed Title: President

ON TRACK INNOVATIONS LTD.

By: /s/ Oded Bashan

Printed Name: Oded Bashan

Printed Title: CEO

By: /s/ Tanir Horn

Printed Name: Tanir Horn

Printed Title: CFO

SMARTRAC GUARENTEE

In reference to a certain Asset Purchase Agreement, dated as of December 22nd, 2009, (the “APA”), by and between Millennium Card´s Technology Limited, a Hong Kong corporation and On Track Innovations Ltd. on the one hand, and SMARTRAC Singapore Trading PTE, a Singapore corporation on the other hand, SMARTRAC N.V. hereby guarantees the fulfillment of the obligations, covenants and warranties of entities within SMARTRAC Group (as such term is defined in the APA) pursuant to the APA.

SMARTRAC N.V. By: /s/ Dr. Christian Fischer Printed Name: Dr. Christian Fischer Printed Title: CEO By: /s/ Manfred Rietzler Printed Name: Manfred Rietzler Printed Title: CTO

Attachment 2.2.1                                           List of tangible assets

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	A	Other equipment	Fully Operational	Server	MCT-10125	MCTSZCO010	06/04/25-15	1
3	A	Other equipment	Fully Operational	Small Power Generator	MCT-10126	MCTSZOF243	06/03/31-22	1
3	A	Other equipment	Fully Operational	UPS - Spare power source	MCT-10124	MCTSZOF025	06/03/31-23	1
3	A	Other equipment	Fully Operational	Air Compressing machine	MCT-10122	MCTSZOF244	06/03/31-24	1
3	B	Other equipment	Fully Operational	Long Oven-Dryer	MCT-10244	MCTSZOF494	06/11/30-40	1
3	A	Machinery	Fully Operational	Special Punching machine -Old	MCT-10127	MCTSZOF675	07/08/30-52	1
3	A	Other equipmen(OTC)	Fully Operational	UPS - Spare power source	MCT-10130	MCTSZOF651	07/06/30-47	1
3	A	Other equipmen(OTC)	Fully Operational	Air Compressing machine		MCTSZOF652	07/06/30-51	1
3	A	Other equipmen(OTC)	Fully Operational	Nitrogenous Generator	MCT-10131	MCTSZOF681	07/07/31-33	1
3	A	Other equipmen(OTC)	Fully Operational	UPS - Spare power source	MCT-10129	MCTSZOF729	07/12/31-51	1
3	A	Other equipment	Fully Operational	Big Power Generator	MCT-10121	MCTSZOF730	07/12/31-52	1
3	A	Other equipmen(OTC)	Fully Operational	Refrigerator room	MCT-10128	MCTSZOF618	07/05/26-32	1
3	C	Other equipment	Fully Operational	Air Compressing machine	MCT-10123			1
3	B	Office	Fully Operational	computer		MCTSZCO001	06/03/31-20	1
3	B	Office	Fully Operational	computer		MCTSZCO002	06/03/31-20	1
3	B	Office	Fully Operational	computer		MCTSZCO003	06/03/31-20	1
3	B	Office	Fully Operational	computer		MCTSZCO004	06/03/31-20	1
3	B	Office	Fully Operational	computer		MCTSZCO005	06/03/31-20	1
3	B	Office	Fully Operational	computer		MCTSZCO005	06/03/31-20	1
3	B	Office	Fully Operational	computer		MCTSZCO006	06/03/31-26	1
3	B	Office	Fully Operational	printer		MCTSZCO008	06/03/31-27	1
3	B	Office	Fully Operational	IBM-computer		MCTSZCO009	06/04/25-15	1
3	B	Office	Fully Operational	computer		MCTSZCO011	06/04/30-28	1
3	B	Office	Fully Operational	computer		MCTSZCO012	06/04/30-29	1
3	B	Office	Fully Operational	computer		MCTSZCO013	06/04/30-30	1
3	B	Office	Fully Operational	computer		MCTSZCO014	06/04/30-31	1
3	B	Office	Fully Operational	computer		MCTSZCO015	06/04/30-32	1
3	B	Office	Fully Operational	computer		MCTSZCO016	06/04/30-33	1
3	B	Office	Fully Operational	computer		MCTSZCO017	06/04/30-34	1
3	B	Office	Fully Operational	computer		MCTSZCO018	06/04/30-35	1
3	B	Office	Fully Operational	computer		MCTSZCO019	06/04/30-36	1
3	B	Office	Fully Operational	computer		MCTSZCO020	06/04/30-37	1
3	B	Office	Fully Operational	computer		MCTSZCO056R	06/05/19-6	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO042R	06/05/19-7	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO021	06/05/26-14	1

Attach.2.2.1 Other Equipm(MCT)	1/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO022	06/05/26-14	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO023	06/05/26-14	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO024	06/05/26-14	1
3	B	Office	Fully Operational	computer		MCTSZCO025	06/05/26-14	1
3	B	Office	Fully Operational	computer		MCTSZCO026	06/05/26-14	1
3	B	Office	Fully Operational	computer		MCTSZCO027	06/05/26-14	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO028	06/05/26-14	1
3	B	Office	Fully Operational	computer		MCTSZCO029	06/05/26-14	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO030	06/05/26-14	1
3	B	Office	Fully Operational	computer		MCTSZCO031	06/06/28-35	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO032	06/06/28-35	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO033	06/06/28-35	1
3	B	Office	Fully Operational	computer		MCTSZCO034	06/06/28-35	1
3	B	Office	Fully Operational	computer		MCTSZCO035	06/06/28-35	1
3	B	Office	Fully Operational	computer		MCTSZCO036	06/06/28-35	1
3	B	Office	Fully Operational	computer		MCTSZCO037	06/06/28-35	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO038	06/06/28-35	1
3	B	Office	Fully Operational	computer		MCTSZCO039	06/06/28-35	1
3	B	Office	Fully Operational	computer		MCTSZCO040	06/06/28-35	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO057	06/07/31-49	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO058	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO059	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO060	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO063	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO064	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO065	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO066	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO061	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO062	06/07/31-49	1
3	B	Office	Fully Operational	computer		MCTSZCO068	06/10/24-6	1
3	B	Office	Broken and cannot be fixed	computer		MCTSZCO069	06/11/27-28	1
3	B	Office	Fully Operational	computer		MCTSZCO070	06/12/31-40	1
3	B	Office	Fully Operational	computer		MCTSZCO071	06/12/31-40	1
3	B	Office	Fully Operational	computer		MCTSZCO072	07/04/30-43	1
3	B	Office	Fully Operational	computer		MCTSZCO073	07/04/30-43	1

Attach.2.2.1 Other Equipm(MCT)	2/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Office	Fully Operational	computer		MCTSZCO074	07/04/30-43	1
3	B	Office	Fully Operational	computer		MCTSZCO075	07/04/30-43	1
3	B	Office	Fully Operational	computer		MCTSZCO076	07/04/30-43	1
3	B	Office	Fully Operational	computer		MCTSZCO077	07/05/31-41	1
3	B	Office	Fully Operational	computer		MCTSZCO078	07/05/31-41	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO079	07/05/31-41	1
3	B	Office	Fully Operational	computer		MCTSZCO080	07/05/31-41	1
3	B	Office	Fully Operational	computer		MCTSZCO103	07/08/30-49	1
3	B	Office	Fully Operational	computer		MCTSZCO104	07/08/30-49	1
3	B	Office	Fully Operational	computer		MCTSZCO105	07/08/30-49	1
3	B	Office	Fully Operational	computer		MCTSZCO106	07/09/30-49	1
3	B	Office	Fully Operational	computer		MCTSZCO107	07/09/30-49	1
3	B	Office	Fully Operational	computer		MCTSZCO108	07/10/31-30	1
3	B	Office	Fully Operational	computer		MCTSZCO109	07/10/31-30	1
3	B	Office	Fully Operational	computer		MCTSZCO110	07/11/30-57	1
3	B	Office	Fully Operational	computer		MCTSZCO111	08/09/30-36	1
3	B	Office	Fully Operational	computer		MCTSZCO112	08/09/30-36	1
3	B	Technical and R&D equipment	Fully Operational	computer		MCTSZCO113	08/09/30-36	1
3	B	Office	Fully Operational	computer		MCTSZCO114	08/10/31-43	1
3	B	Office	Fully Operational	computer		MCTSZCO115	08/10/31-43	1
3	B	Office	Fully Operational	computer		MCTSZCO116	08/11/30-33	1
3	B	Office	Fully Operational	computer		MCTSZCO081	07/05/26-32	1
3	B	Office	Fully Operational	computer		MCTSZCO082	07/05/26-32	1
3	B	Office	Fully Operational	computer		MCTSZCO083	07/05/26-32	1
3	B	Office	Fully Operational	computer		MCTSZCO084	07/05/26-32	1
3	B	Office	Fully Operational	computer		MCTSZCO085	07/05/26-32	1
3	B	Office	Fully Operational	computer		MCTSZCO086	07/05/26-32	1
3	B	Office	Fully Operational	computer		MCTSZCO087	07/05/26-32	1
3	B	Office	Fully Operational	computer		MCTSZCO088	07/05/26-32	1
3	B	Office	Fully Operational	computer		MCTSZCO089	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO090	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO091	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO092	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO093	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO094	07/08/20-13	1

Attach.2.2.1 Other Equipm(MCT)	3/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Office	Fully Operational	computer		MCTSZCO095	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO096	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO097	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO098	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO099	07/08/20-13	1
3	B	Office	Fully Operational	display		MCTSZCO100	07/08/20-13	1
3	B	Office	Fully Operational	display		MCTSZCO101	07/08/20-13	1
3	B	Office	Fully Operational	computer		MCTSZCO102	07/08/20-13	1
3	B	Office	Fully Operational	electrograph		MCTSZOF179R	06/03/24-7	1
3	B	Office	Fully Operational	tv		MCTSZOF181	06/03/24-7	1
3	B	Office	Fully Operational	cold store		MCTSZOF209	06/04/30-27	1
3	B	Office	Fully Operational	washing machine		MCTSZOF210	06/04/30-27	1
3	B	Office	Fully Operational	electrograph		MCTSZOF180	06/05/31-28	1
3	B	Office	Fully Operational	printer		MCTSZOF177	06/05/31-26	1
3	B	Office	Fully Operational	printer		MCTSZOF205	06/05/31-28	1
3	B	Office	Fully Operational	printer		MCTSZOF207	06/05/31-34	1
3	B	Office	Fully Operational	car		MCTSZOF248R	06/06/21-20	1
3	B	Office	Fully Operational	car		MCTSZOF249R	06/06/21-20	1
3	B	Office	Fully Operational	car		MCTSZOF250R	06/06/21-20	1
3	B	Office	Fully Operational	car		MCTSZOF251R	06/06/21-20	1
3	B	Office	Fully Operational	tangent		MCTSZOF254R	06/06/21-20	1
3	B	Office	Fully Operational	copying machine		MCTSZOF342	06/06/27-28	1
3	B	Office	Fully Operational	book shelf		MCTSZOF296	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF297	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF299	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF300	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF308	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF309	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF310	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF311	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF312	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF313	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF314	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF315	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF316	06/06/27-32	1

Attach.2.2.1 Other Equipm(MCT)	4/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Office	Fully Operational	book shelf		MCTSZOF317	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF318	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF319	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF320	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF321	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF322	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF323	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF324	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF334	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF326	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF327	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF328	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF329	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF331	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF332	06/06/27-32	1
3	B	Office	Fully Operational	book shelf		MCTSZOF333	06/06/27-32	1
3	B	Office	Fully Operational	sofa		MCTSZOF303	06/06/27-32	1
3	B	Office	Fully Operational	sofa		MCTSZOF304	06/06/27-32	1
3	B	Office	Fully Operational	meeting desk		MCTSZOF292	06/06/27-32	1
3	B	Office	Fully Operational	meeting desk		MCTSZOF293	06/06/27-32	1
3	B	Office	Fully Operational	meeting desk		MCTSZOF294	06/06/27-32	1
3	B	Office	Fully Operational	meeting desk		MCTSZOF295	06/06/27-32	1
3	B	Office	Fully Operational	tv		MCTSZOF340	06/06/28-40	1
3	B	Office	Fully Operational	tv		MCTSZOF341	06/06/28-40	1
3	B	Office	Fully Operational	water heater		MCTSZOF360R	06/07/20-35	1
3	B	Office	Fully Operational	water heater		MCTSZOF364R	06/07/31-46	1
3	B	Office	Fully Operational	chair		MCTSZOF365R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF366R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF367R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF368R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF369R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF370R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF371R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF372R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF373R	06/07/31-47	1

Attach.2.2.1 Other Equipm(MCT)	5/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Office	Fully Operational	chair		MCTSZOF374R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF375R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF376R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF377R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF378R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF379R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF380R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF381R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF382R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF383R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF384R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF385R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF386R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF387R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF388R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF389R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF390R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF391R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF392R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF393R	06/07/31-47	1
3	B	Office	Fully Operational	chair		MCTSZOF394R	06/07/31-47	1
3	B	Office	Fully Operational	Switch		MCTSZOF395R	06/07/31-49	1
3	B	Office	Fully Operational	printer		MCTSZOF447	06/09/13-9	1
3	B	Office	Fully Operational	printer		MCTSZOF448	06/09/13-9	1
3	B	Office	Fully Operational	water machine		MCTSZOF469	06/10/27-22	1
3	B	Office	Fully Operational	high shelf		MCTSZOF485	06/11/23-15	1
3	B	Office	Fully Operational	high shelf		MCTSZOF486	06/11/23-15	1
3	B	Office	Fully Operational	high shelf		MCTSZOF487	06/11/23-15	1
3	B	Office	Fully Operational	chair		MCTSZOF488	06/11/23-15	1
3	B	Office	Fully Operational	Cleaner		MCTSZOF489	06/11/30-36	1
3	B	Office	Fully Operational	printer		MCTSZOF491	06/11/30-39	1
3	B	Office	Fully Operational	Air conditioner		MCTSZOF682	07/07/31-40	1
3	B	Office	Fully Operational	Air conditioner		MCTSZOF683	07/07/31-40	1
3	B	Office	Fully Operational	Air conditioner		MCTSZOF684	07/07/31-40	1
3	B	Office	Fully Operational	printer		MCTSZOF491	07/04/30-38	1

Attach.2.2.1 Other Equipm(MCT)	6/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Other equipment	Fully Operational	Switch		MCTSZOF616	07/05/14-17	1
3	B	Other equipment	Fully Operational	Switch		MCTSZOF617	07/05/14-17	1
3	B	Office	Fully Operational	copying machine		MCTSZOF625	07/06/30-26	1
3	B	Office	Fully Operational	printer		MCTSZOF626	07/06/30-26	1
3	B	Office	Fully Operational	Switch		MCTSZOF627	07/06/30-26	1
3	B	Office	Fully Operational	Cleaner		MCTSZOF628	07/06/30-26	1
3	B	Office	Fully Operational	Cleaner		MCTSZOF629	07/06/30-26	1
3	B	Office	Fully Operational	cold store		MCTSZOF630	07/06/30-26	1
3	B	Office	Fully Operational	Carbinet		MCTSZOF631	07/06/30-29	1
3	B	Office	Fully Operational	Carbinet		MCTSZOF632	07/06/30-29	1
3	B	Office	Fully Operational	clothes stand		MCTSZOF633	07/06/30-29	1
3	B	Office	Fully Operational	clothes stand		MCTSZOF634	07/06/30-29	1
3	B	Office	Fully Operational	refrigeratory		MCTSZOF638	07/06/30-47	1
3	B	Office	Fully Operational	skin chair		MCTSZOF709	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF710	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF711	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF712	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF713	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF714	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF715	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF716	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF717	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF718	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF719	07/11/30-56	1
3	B	Office	Fully Operational	skin chair		MCTSZOF720	07/11/30-56	1
3	B	Office	Fully Operational	meeting chair		MCTSZOF722	07/11/30-56	1
3	B	Office	Fully Operational	meeting chair		MCTSZOF723	07/11/30-56	1
3	B	Other equipment	Fully Operational	Desk		MCTSZOF724	07/11/30-56	1
3	B	Other equipment	Fully Operational	Steel Workbench		MCTSZOF120R	06/03/09-1	1
3	B	Other equipment	Fully Operational	product line		MCTSZOF121R	06/03/09-1	1
3	B	Office	Fully Operational	shelf		MCTSZOF136R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF137R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF138R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF139R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF140R	06/03/31-19	1

Attach.2.2.1 Other Equipm(MCT)	7/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Office	Fully Operational	shelf		MCTSZOF141R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF142R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF143R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF144R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF145R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF146R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF147R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF148R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF149R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF150R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF151R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF152R	06/03/31-19	1
3	B	Office	Fully Operational	shelf		MCTSZOF153R	06/03/31-19	1
3	B	Other equipment	Fully Operational	Switch		MCTSZOF242	06/03/31-21	1
3	B	Other equipment	Fully Operational	Cleaner		MCTSZOF027	06/04/10-2	1
3	B	Other equipment	Fully Operational	Cooling machine		MCTSZOF028R	06/04/30-22	1
3	B	Other equipment	Fully Operational	Cutting machine		MCTSZOF029R	06/04/30-22	1
3	B	Other equipment	Fully Operational	Dripping machine		MCTSZOF030R	06/04/30-22	1
3	B	Office	Fully Operational	desk		MCTSZOF130R	06/04/30-22	1
3	B	Office	Fully Operational	desk		MCTSZOF131R	06/04/30-22	1
3	B	Office	Fully Operational	desk		MCTSZOF132R	06/04/30-22	1
3	B	Office	Fully Operational	desk		MCTSZOF133R	06/04/30-22	1
3	B	Office	Fully Operational	desk		MCTSZOF134R	06/04/30-22	1
3	B	Office	Fully Operational	desk		MCTSZOF135R	06/04/30-22	1
3	B	Other equipment	Fully Operational	Product line component		MCTSZOF121R	06/05/31-16	1
3	B	Other equipment	Fully Operational	Cooling machine		MCTSZOF040R	06/05/31-17	1
3	B	Other equipment	Fully Operational	Oven		MCTSZOF240	06/05/31-30	1
3	B	Office	Fully Operational	Desk		MCTSZOF298	06/06/27-32	1
3	B	Office	Fully Operational	Desk		MCTSZOF301	06/06/27-32	1
3	B	Office	Fully Operational	Desk		MCTSZOF325	06/06/27-32	1
3	B	Office	Fully Operational	Desk		MCTSZOF330	06/06/27-32	1
3	B	Office	Fully Operational	Desk		MCTSZOF302	06/06/27-32	1
3	B	Office	Fully Operational	Desk		MCTSZOF289	06/06/27-32	1
3	B	Office	Fully Operational	Desk		MCTSZOF290	06/06/27-32	1
3	B	Office	Fully Operational	Desk		MCTSZOF291	06/06/27-32	1

Attach.2.2.1 Other Equipm(MCT)	8/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Office	Fully Operational	Desk		MCTSZOF305	06/06/27-32	1
3	B	Office	Fully Operational	Cabinet		MCTSZOF306	06/06/27-32	1
3	B	Office	Fully Operational	Cabinet		MCTSZOF307	06/06/27-32	1
3	B	Other equipment	Fully Operational	Stress machine		MCTSZOF261R	06/06/28-34	1
3	B	Office	Fully Operational	shelf		MCTSZOF353R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF354R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF355R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF356R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF348R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF349R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF350R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF351R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF352R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF358R	06/07/20-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF359R	06/07/20-42	1
3	B	Other equipment	Fully Operational	Cutting machine		MCTSZOF434	06/09/30-42	1
3	B	Office	Fully Operational	shelf		MCTSZOF470	06/10/31-27	1
3	B	Office	Fully Operational	shelf		MCTSZOF471	06/10/31-27	1
3	B	Office	Fully Operational	shelf		MCTSZOF472	06/10/31-27	1
3	B	Office	Fully Operational	shelf		MCTSZOF473	06/10/31-27	1
3	B	Office	Fully Operational	Desk		MCTSZOF483	06/11/23-15	1
3	B	Office	Fully Operational	Desk		MCTSZOF484	06/11/23-15	1
3	B	Other equipment	Fully Operational	Packing machine		MCTSZOF490	06/11/30-36	1
3	B	Other equipment	Fully Operational	Coarseness instrument		MCTSZOF611	07/5/31-32	1
3	B	Other equipment	Fully Operational	Balance		MCTSZOF613	07/6/30-25	1
3	B	Other equipmen(OTC)	Fully Operational	Save		MCTSZOF739	08/07/31-24	1
3	B	Other equipment	Fully Operational	Packing Bench		MCTSZOF740	08/08/31-30	1
3	B	Other equipment	Fully Operational	Scrapping machine		MCTSZOF741	08/10/31-24	1
3	B	Other equipment	Fully Operational	Punching moudle		MCTSZOF228R	06/05/19-6	1
3	B	Other equipment	Fully Operational	Shelf		MCTSZOF229R	06/05/19-6	1
3	B	Other equipment	Fully Operational	Smooth machine		MCTSZOF241	06/05/31-28	1
3	B	Other equipment	Fully Operational	Smooth machine		MCTSZOF256	06/06/15-5	1
3	B	Other equipment	Fully Operational	Cutting machine		MCTSZOF257	06/06/15-5	1
3	B	Other equipment	Fully Operational	Smooth machine		MCTSZOF246R	06/06/21-20	1
3	B	Other equipment	Fully Operational	Smooth machine		MCTSZOF247R	06/06/21-20	1

Attach.2.2.1 Other Equipm(MCT)	9/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Other equipment	Fully Operational	Smooth machine		MCTSZOF252R	06/06/21-20	1
3	B	Other equipment	Fully Operational	Cleaner		MCTSZOF343R	06/06/28-34.	1
3	B	Other equipment	Fully Operational	Cutting machine		MCTSZOF218	06/06/28-36	1
3	B	Other equipment	Fully Operational	Cutting machine		MCTSZOF219	06/06/28-37	1
3	B	Other equipment	Fully Operational	Hygroscopic machine		MCTSZOF357R	06/07/20-42	1
3	B	Office	Fully Operational	desk		MCTSZOF501R	06/12/31-36	1
3	B	Office	Fully Operational	desk		MCTSZOF502R	06/12/31-36	1
3	B	Office	Fully Operational	desk		MCTSZOF503R	06/12/31-36	1
3	B	Other equipment	Fully Operational	aiguille		MCTSZOF547	07/01/31-28	1
3	B	Other equipment	Fully Operational	Balance		MCTSZOF612	07/06/30-25	1
3	B	Other equipment	Fully Operational	Jaw cart		MCTSZOF731	07/12/31-70	1
3	B	Other equipment	Fully Operational	Cover		MCTSZOF619	07/06/30-18	1
3	B	Other equipment	Fully Operational	Cover		MCTSZOF620	07/06/30-18	1
3	B	Other equipmen(OTC)	Fully Operational	Hygroscopic machine		MCTSZOF621	07/06/30-26	1
3	B	Other equipmen(OTC)	Fully Operational	Hygroscopic machine		MCTSZOF622	07/06/30-26	1
3	B	Other equipmen(OTC)	Fully Operational	Hygroscopic machine		MCTSZOF623	07/06/30-26	1
3	B	Other equipmen(OTC)	Fully Operational	Cleaner		MCTSZOF624	07/06/30-26	1
3	B	Other equipmen(OTC)	Fully Operational	nitrogenous carbinet		MCTSZOF635	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	nitrogenous carbinet		MCTSZOF636	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	nitrogenous carbinet		MCTSZOF637	07/06/30-47	1
3	B	Other equipment	Fully Operational	Cooling machine		MCTSZOF639	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF640	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF641	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF642	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF643	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF644	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF645	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF646	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF647	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF648	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF649	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	Transformer		MCTSZOF650	07/06/30-47	1
3	B	Other equipmen(OTC)	Fully Operational	nitrogenous carbinet		MCTSZOF653	07/06/30-51	1
3	B	Office	Fully Operational	desk		MCTSZOF654	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF655	07/07/31-28	1

Attach.2.2.1 Other Equipm(MCT)	10/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Office	Fully Operational	desk		MCTSZOF656	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF657	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF658	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF659	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF660	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF661	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF662	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF663	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF664	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF665	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF666	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF667	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF668	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF669	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF670	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF671	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF672	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF673	07/07/31-28	1
3	B	Office	Fully Operational	desk		MCTSZOF674	07/07/31-28	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (cold store)		MCTSZOF676	07/07/31-28	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (cold store)		MCTSZOF677	07/07/31-28	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF678	07/07/31-28	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF679	07/07/31-28	1
3	B	Office	Fully Operational	garbage bin		MCTSZOF680	07/07/31-28	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (cold store)		MCTSZOF690	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (cold store)		MCTSZOF691	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (cold store)		MCTSZOF692	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (cold store)		MCTSZOF693	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (cold store)		MCTSZOF694	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (cold store)		MCTSZOF695	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF696	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF697	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF698	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF699	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF700	07/09/30-44	1

Attach.2.2.1 Other Equipm(MCT)	11/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Other Equipment MCT
between MCT, OTI and SMARTRAC

Group	Imp.	MCT Category	Machine status	NAME	STM Asset No.	MCT Asset No.	Ser. No/Ident.No.	Qty.

3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF701	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF702	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	shelf (store)		MCTSZOF703	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	desk		MCTSZOF704	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	desk		MCTSZOF705	07/09/30-44	1
3	B	Other equipmen(OTC)	Fully Operational	Ultrasonic cleaning machine		MCTSZOF707	07/11/30-43	1
3	B	Office	Fully Operational	Desk		MCTSZOF708	07/11/30-43	1
3	B	Office	Fully Operational	Desk		MCTSZOF721	07/11/30-56	1
3	B	Office	Fully Operational	meeting chair		MCTSZOF732	07/12/31-66	1
3	B	Office	Fully Operational	meeting chair		MCTSZOF733	07/12/31-66	1
3	B	Office	Fully Operational	meeting chair		MCTSZOF734	07/12/31-66	1
3	B	Office	Fully Operational	chair		MCTSZOF735	07/12/31-66	1
3	B	Office	Fully Operational	desk		MCTSZOF736	07/12/31-66	1
3	B	Other equipmen(OTC)	Fully Operational	nitrogenous carbinet		MCTSZOF726	07/12/31-66	1
3	B	Other equipmen(OTC)	Fully Operational	nitrogenous carbinet		MCTSZOF727	07/12/31-66	1
3	B	Other equipmen(OTC)	Fully Operational	nitrogenous carbinet		MCTSZOF728	07/12/31-66	1
3	B	Other equipmen(OTC)	Fully Operational	vacuum pump		MCTSZOF737	08/01/31-14	1
3	B	Other equipment	Fully Operational	electrical machine	MCT-10121	MCTSZOF738	08/01/31-15	1
3	B	Other equipmen(OTC)	Fully Operational	Spectrum machine		MCTSZEL001	06/04/30-26	1
3	B	Office	Fully Operational	Hygroscopic machine		MCTSZOF339R	06/06/28-37	1
3	B	all removable fixtures	Fully Operational	located at SZ site				1

Attach.2.2.1 Other Equipm(MCT)	12/12

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Module Line OTI
between MCT, OTI and SMARTRAC

			MCT Asset					New Asset
Group	Imp.	Category	No./location	Machine status	Name	Type	Qty.	Number

1	A	Machinery (OTC)	OTISZME029	Fully Operational	Scienscope View-X X-Ray Imagine & Inspection System		1	MCT-10081
1	A	Machinery (OTC)	OTISZME032	Fully Operational	NIKON MM-800 Measuring Microscope		1	MCT-10082
1	A	Machinery (OTC)	OTISZME039	Fully Operational	SFT9200 Fluorescent X-Ray Coating Thickness Gauge		1	MCT-10083
1	A	Machinery (OTC)	OTISZME040	Fully Operational	DageSeries-4000 Bondtester		1	MCT-10087
1	A	Machinery (OTC)	OTISZME034	Fully Operational	Thermal Shock Chamber		1	MCT-10117
1	A	Machinery (OTC)	OTISZME035	Fully Operational	Programmable Temperature/Humidity Camber		1	MCT-10116
1	A	Machinery (OTC)	OTISZME036	Fully Operational	Salt Sprat Tester		1	MCT-10115
1	A	Machinery (OTC)	OTISZME041	Fully Operational	Pressure Cook Tester		1	MCT-10114
1	A	Machinery (OTC)	OTISZME038	Fully Operational	Port View 300CNC		1	MCT-10084
1	A	Machinery (OTC)		Only parts or frame	Muhlbauer Service & Parts (*1)		1
1	A	Machinery (OTC)	OTISZME033	Fully Operational	Precticle counter		1	MCT-10085
1	A	Machinery (OTC)	OTISZME037	Fully Operational	Anti static machines		1	MCT-10281
1	A	Machinery (OTC)	OTISZME042	Fully Operational	NIKON SMZ645		1	MCT-10086
1	A	Machinery (OTC)	OTISZME031	Fully Operational	NIKON Microscope		1	MCT-10088
1	A	Machinery (OTC)		Only parts or frame	Board exchange (**2)		1
1	A	Machinery (OTC)	0071	Only parts or frame		PCB (RAM Board)	1
1	A	Machinery (OTC)	’0034	Only parts or frame		SOLENOID V/V(Ejector)	1
1	A	Machinery (OTC)	OTISZME013	Fully Operational	Die Bonder 2008	Die Bonding M/C	1	MCT-10091
1	A	Machinery (OTC)	0052-1	Only parts or frame		Force Control Bond Head Belt	10
1	A	Machinery (OTC)	0052-2	Only parts or frame		5-PHASE MOTOR	1
1	A	Machinery (OTC)	0054	Only parts or frame		EXPANSION MOTOR DIGT ENC	1
1	A	Machinery (OTC)	0053	Only parts or frame		PCB SENSOR LOGK	1
1	A	Machinery (OTC)	0057	Only parts or frame		EXPANSION PART(CAPA’)	7
1	A	Machinery (OTC)		Only parts or frame		(Disense Nozzle)	17
1	A	Machinery (OTC)	F3D-02-01	Only parts or frame		FIBER CABLE	1
1	A	Machinery (OTC)	F3D-02-01	Only parts or frame		TOGLE SWITCH(BUFFER)	1
1	A	Machinery (OTC)	’0071	Only parts or frame		PCB W COMP VCPUOODE 16MHZ	1
1	A	Machinery (OTC)	’0065	Only parts or frame		BELT TOOTHED 10T 2.5/285	5
1	A	Machinery (OTC)	’0068	Only parts or frame		BELT TOOTHED	5
1	A	Machinery (OTC)	’0063	Only parts or frame		Z-BELT 10T/2.5/177.5	4
1	A	Machinery (OTC)	OTISZME014	Fully Operational	Part of Die Bonder	Curing System M/C	1	MCT-10092
1	A	Machinery (OTC)	OTISZME017	Fully Operational	Wire Bonder	Wire Bonding M/C	1	MCT-10093
1	A	Machinery (OTC)	OTISZME015	Fully Operational	Wire Bonder	Wire Bonding M/C	1	MCT-10094
1	A	Machinery (OTC)		Only parts or frame		EFO	9
1	A	Machinery (OTC)		Only parts or frame		Heater Block	11
1	A	Machinery (OTC)	OTISZME016	Fully Operational	Wire Bonder	Wire Bonding M/C	1	MCT-10095
1	A	Machinery (OTC)	’0072	Only parts or frame	Spare Part	PCB DRIVER INDEX CLAMPS	1
1	A	Machinery (OTC)	OTISZME018	Only parts or frame	Part of Encapsulation M/C	Curing System M/C	1	MCT-10096
1	A	Machinery (OTC)	OTISZME018	Only parts or frame	Encapsulation	Automatic Chip Encapsulation M/C	1/2	MCT-10097
1	A	Machinery (OTC)	OTISZME018	Only parts or frame	Part of_Encapsulation M/C	Spool	1	MCT-10098
1	A	Machinery (OTC)	OTISZME018	Only parts or frame	Spare Parts	MEASURE THICKNESS PAD	1	MCT-10100
1	A	Machinery (OTC)	0034	Only parts or frame		SOLENOID V/V	1
1	A	Machinery (OTC)		Only parts or frame		PISTON	12
1	A	Machinery (OTC)	0036	Only parts or frame		DEEPGROOVE BALL BEARING	2
1	A	Machinery (OTC)	F3D-02-01	Only parts or frame		HEAD SLIDE BLOCK	1
1	A	Machinery (OTC)		Only parts or frame		U.V SOCKET	1
1	A	Machinery (OTC)		Only parts or frame		HEATER	2
1	A	Machinery (OTC)	0040	Only parts or frame		BRAKE SHOE	2
1	A	Machinery (OTC)	0041	Only parts or frame		BUSH	2
1	A	Machinery (OTC)	0042	Only parts or frame		PLAIN BEARING BUSH	4
1	A	Machinery (OTC)	0044	Only parts or frame		LSULATING BUSING	6
1	A	Machinery (OTC)	0045	Only parts or frame		CONNECTOR-CLIP	3
1	A	Machinery (OTC)	0046	Only parts or frame		PAD	1
1	A	Machinery (OTC)	0047	Only parts or frame		HOSE CONNECTION FOR DISTRIBOLT	27
1	A	Machinery (OTC)	0048	Only parts or frame		SHAFT	9
1	A	Machinery (OTC)	0049	Only parts or frame		NOZZLE	16
1	A	Machinery (OTC)	0050	Only parts or frame		NOZZLE	6
1	A	Machinery (OTC)	’0012	Only parts or frame		SHAFT AIR CYLINDER	13
1	A	Machinery (OTC)		Only parts or frame		PISTON O-RING	100
1	A	Machinery (OTC)	’0014	Only parts or frame	Spare Parts	HEATER CONTROLLER	5
1	A	Machinery (OTC)	’0015	Only parts or frame		HEATER CONTROLLER SOCKET	1
1	A	Machinery (OTC)	’0016	Only parts or frame		THEROMO SWITCH	6
1	A	Machinery (OTC)	’0017	Only parts or frame		CONNECTOR	2
1	A	Machinery (OTC)	F3D-02-01	Only parts or frame		U.V LAMP	2
1	A	Machinery (OTC)	’0019	Only parts or frame		RELAY	2
1	A	Machinery (OTC)	’0022	Only parts or frame		TOOTHED VELT	1
1	A	Machinery (OTC)	’0023	Only parts or frame		DIODE PLUG SQUARE	2
1	A	Machinery (OTC)	’0030	Only parts or frame		TAPE SENSOR BOAD	1
1	A	Machinery (OTC)	’0026	Only parts or frame		DOOR LOCKING BOLT	6
1	A	Machinery (OTC)	0027	Only parts or frame		SETPING MOTOR	2
1	A	Machinery (OTC)	0028	Only parts or frame		SERVO MOTOR	2
1	A	Machinery (OTC)		Only parts or frame		TAPE SENSOR BOARD LIGHT EMITTING	3
1	A	Machinery (OTC)		Only parts or frame		TAPE SENSOR BOARD LIGHT RECEIVING	6
1	A	Machinery (OTC)		Only parts or frame		OPTICAL POSITION BOARD LIGHT EMITTING	7
1	A	Machinery (OTC)		Only parts or frame		OPTICAL POSITION BOARD LIGHT RECEIVING	2
1	A	Machinery (OTC)	F3D-02-01	Only parts or frame		DOSING DRIVE SENSOR BOARD	2
1	A	Machinery (OTC)	F3D-02-01	Only parts or frame		PAPER TRANSFER SENSOR	1
1	A	Machinery (OTC)	0008	Only parts or frame		CONTROL CABLE	2
1	A	Machinery (OTC)	0009	Only parts or frame		IN PUT O-RING	190
1	A	Machinery (OTC)	0010	Only parts or frame		SEAL-JET RING	4
1	A	Machinery (OTC)	OTISZME018	Fully Operational	Part of Encapsulation M/C	Automatic Chip Encapsulation M/C	2/2	MCT-10099
1	A	Machinery (OTC)		Fully Operational	Encapsulation M/C	Epoxy Tank/Nozzle	1
1	A	Machinery (OTC)	OTISZME018	Fully Operational	Part of Encapsulation M/C	Thickness Gauge	1	MCT-10100
1	A	Machinery (OTC)	OTISZME019	InFully Operational	Mold	Molding M/C - QUIN	1	MCT-10102
1	A	Machinery (OTC)	OTISZME020	Fully Operational	Mold	Molding M/C - ASM	1	MCT-10103
1	A	Machinery (OTC)		Fully Operational	Part of Mold M/C	Loading & Unloading parts	2
1	A	Machinery (OTC)		Fully Operational	Part of Mold M/C	Chase Lift	1
1	A	Machinery (OTC)		Fully Operational	Part of Mold M/C	Work Table	1
1	A	Machinery (OTC)		Fully Operational	Part of Mold M/C	TOP MOLD CHASE	1
1	A	Machinery (OTC)		Fully Operational	Part of Mold M/C	BOTTOM MOLD CHASE	1
1	A	Machinery (OTC)		Fully Operational	Part of Mold M/C	ATTACHMENT PART	1
1	A	Machinery (OTC)		Fully Operational	Part of Mold M/C	MIDDLE PLATE	1
1	A	Machinery (OTC)	OTISZME022	Fully Operational	Trim	Trim M/C	1	MCT-10104
1	A	Machinery (OTC)	0003	Only parts or frame	Spare Part	CUTTING BTM MOLD	1
1	A	Machinery (OTC)	OTISZME023	Fully Operational	Trim	Trim M/C	1	MCT-10105
1	A	Machinery (OTC)		Fully Operational	Part of Trim M/C	Dust Collector	1	MCT-10106
1	A	Machinery (OTC)		Only parts or frame		TRIM PUNCH “A”	1
1	A	Machinery (OTC)		Only parts or frame		DETECTOR PUNCH “A”	8
1	A	Machinery (OTC)		Only parts or frame		DETECTOR PUNCH “B”	8
1	A	Machinery (OTC)	OTISZME024	Fully Operational	Test	Test M/C	1	MCT-10107

Attach 2.2.1 Module Line (OTI)	1/2

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Module Line OTI
between MCT, OTI and SMARTRAC

			MCT Asset					New Asset
Group	Imp.	Category	No./location	Machine status	Name	Type	Qty.	Number

1	A	Machinery (OTC)	0004		Spare Part	TEST PIN BOARD	4
1	A	Machinery (OTC)	OTISZME025	Fully Operational	Test	Test M/C	1	MCT-10108
1	A	Machinery (OTC)		Only parts or frame	Part of Test M/C	Spool	1
1	A	Machinery (OTC)		Only parts or frame	Part of Test M/C	Spool	1
1	A	Machinery (OTC)		Only parts or frame	Part of Test M/C	Dust Collector	1
1	A	Machinery (OTC)	MCTSZME023	InFully Operational	Test	Test M/C	1	MCT-10109
1	A	Machinery (OTC)		Only parts or frame	Part of Test M/C	Spool	1
1	A	Machinery (OTC)		Only parts or frame	Part of Test M/C	Spool	1
1	A	Machinery (OTC)		Only parts or frame	Part of Test M/C	Dust Collector	1
1	A	Machinery (OTC)		Only parts or frame		CIRCUIT PUNCH TOP	1
1	A	Machinery (OTC)		Only parts or frame		CIRCUIT PUNCH BTM	2
1	A	Machinery (OTC)		Only parts or frame		CIRCUIT PUNCH SET	1
1	A	Machinery (OTC)	OTISZME028	Fully Operational	V/I	Visual Inspection M/C	1	MCT-10110
1	A	Machinery (OTC)	OTISZME027	Fully Operational	V/I	Visual Inspection M/C	1	MCT-10120
1	A	Machinery (OTC)		Only parts or frame	Spare Parts	REJECT PUNCH TOP MOLD	1
1	A	Machinery (OTC)		Only parts or frame		TAPE CUTTING BLADE	2
1	A	Machinery (OTC)		Only parts or frame		SPROCKET HOLE BTM	1
1	A	Machinery (OTC)	OTISZME026	Fully Operational	V/I	Visual Inspection M/C	1	MCT-10119
1	A	Machinery (OTC)		Only parts or frame	Spare Parts	TAPE CUTTING TOP DIE	1
1	A	Machinery (OTC)		Only parts or frame		TAPE CUTTING BTM DIE	1
1	A	Machinery (OTC)		Only parts or frame		SPROCKET HOLE TOP DIE	1
1	A	Machinery (OTC)		Only parts or frame		SPROCKET HOLE BTM DIE	1
1	A	Machinery (OTC)		Only parts or frame		TAPE CUTTING BLADE	2
1	A	Machinery (OTC)			Shelf	Shelf#1~#3	3
1	A	Machinery (OTC)			Shelf	Shelf#4,#5	2
1	A	Machinery (OTC)			Shelf	Shelf#6	1
1	A	Machinery (OTC)			Table	Shelf#6	4
					Barun production line	Total
3	C	Machinery (OTC)		Fully Operational	Weight scale		1	MCT-10272
		Machinery (OTC)		Fully Operational	Lead Frame tooling for OT88202RF (BR53) module type	OT88202RF (BR53) module type	1
		Machinery (OTC)		Fully Operational	Lead Frame tooling for OT88214RF module type	OT88214RF module type	1
		Machinery (OTC)		Fully Operational	Lead Frame tooling for OT88215RF module type	OT88215RF module type	1

Attach 2.2.1 Module Line (OTI)	2/2

Attachement to the	Attachement 2.2.1
Asset Purchase Agreement	Machinery MCT
between MCT, OTI and SMARTRAC

Group	Imp.	Category	Machine status	Initial Name	STM Asset No.	MCT Asset No.	Type	Ser.No./Ident.No.	Qty

1	A	Technical and R&D equipment	Broken and will be fixed before shipment	Passport Pocess Machine 3010	MCT-10170	MCTSZME048R	OT-IP3010	06/03/31-25	1
2	A	Machinery	Fully Operational	Welding Machine	MCT-10072	MCTSZME011R	Bondpro2000	06/03/31-25	1
2	B	Machinery	Fully Operational	Manual Milling Machine	MCT-10224	MCTSZME009R	DICP	06/03/31-25	1
1	B	Machinery	Partly Operational - Slight technical rework required	Epoxy Filler Machine	MCT-10298	MCTSZME023R	ADM	06/03/31-25	1
1	A	Machinery	Fully Operational	Punching Machine	MCT-10320	MCTSZME003R	Punchpro2000	06/03/31-25	1
2	A	Machinery	Fully Operational	Punching Machine	MCT-10165	MCTSZME038R	GDM-6K	06/03/31-25	1
1	A	Machinery	Fully Operational	punch machine	MCT-10318	MCTSZME002R	Guidepro2000	06/03/31-25	1
1	A	Machinery	Fully Operational	punch machine	MCT-10319	MCTSZME001R	Guidepro2000	06/03/31-25	1
1	A	Machinery	Fully Operational	Welding machine	MCT-10112	MCTSZME007R	ICHS	06/03/31-25	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10058	MCTSZME013R	WirePro	06/04/30-20	1
2	A	Machinery	Fully Operational	Welding Machine	MCT-10078	MCTSZME014R	WirePro (Bonder)	06/04/30-20	1
2	A	Machinery	Fully Operational	Welding Machine	MCT-10075	MCTSZME015R	Bondpro2000	06/04/30-20	1
2	A	Machinery	Fully Operational	Punching Machine	MCT-10062	MCTSZME016R	Punchpro2000	06/04/30-20	1
2	A	Machinery	Fully Operational	Welding Machine	MCT-10111	MCTSZME018R	MTSW	06/04/30-20	1
2	A	Machinery	Fully Operational	Guiding holes punch machine	MCT-10067	MCTSZME017R	Guidepro2000	06/04/30-20	1
3	B	Machinery	Partly Operational - Slight technical rework required	Cover’s polish machine	NO NUMBER	MCTSZME065R		06/05/19-6	1
3	B	Machinery	Partly Operational - Slight technical rework required	Old R&D E-Cover mchine- solvent base	MCT-10214	MCTSZME063R		06/05/19-6	1
3	B	Technical and R&D equipment	Fully Operational	Part of 8010W	MCT-10213	MCTSZME064R		06/05/19-6	1
3	B	Machinery	Fully Operational	Sheet Guillotine auto	MCT-10263	MCTSZME062R		06/05/19-6	1
3	B	Technical and R&D equipment	Partly Operational - Slight technical rework required	Manual glue machine	NO NUMBER	MCTSZME066R		06/05/19-6	1
3	B	Technical and R&D equipment	Partly Operational - Slight technical rework required	Lathe	MCT-10211	MCTSZME050R		06/05/19-7	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10047	MCTSZME028R		06/05/19-8	1
3	B	Machinery	Fully Operational	Silk Screen Printer	MCT-10243	MCTSZME035R		06/05/19-8	1
3	A	Machinery	Fully Operational	Pressing Machine	MCT-10080	MCTSZME041R		06/05/31-17	1
3	A	Machinery	Fully Operational	Pressing Machine	MCT-10161	MCTSZME042R		06/05/31-17	1
2	A	Machinery	Fully Operational	Pressing Machine	MCT-10164	MCTSZME046	HS-LF500	06/05/31-18	1
2	A	Machinery	Fully Operational	Sheet Punching Machine	MCT-10169	MCTSZME049	SW1-45	06/05/31-18	1
3	A	Machinery	Fully Operational	Pressing Machine	MCT-10163	MCTSZME045	HS-LF500	06/05/31-33	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10056	MCTSZME020R		06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10055	MCTSZME024R		06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10059	MCTSZME037R	WirePro	06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10054	MCTSZME021R		06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10044	MCTSZME026R	WirePro2000	06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10053	MCTSZME034R	WirePro	06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10051	MCTSZME055R	WirePro2000	06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10048	MCTSZME052R	WirePro2000	06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10029	MCTSZME043R	WirePro2001	06/05/31-48	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10045	MCTSZME044R	WirePro2000	06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10046	MCTSZME056R	WirePro2000	06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10049	MCTSZME054R	WirePro2000	06/05/31-47	1
2	A	Machinery	Fully Operational	Wire Embedding Machine	MCT-10050	MCTSZME053R	WirePro2000	06/05/31-47	1

Attach. 2.2.1 Machinery (MCT)	09.12.2009/09:59	1/3

Attachement to the	Attachement 2.2.1
Asset Purchase Agreement	Machinery MCT
between MCT, OTI and SMARTRAC

Group	Imp.	Category	Machine status	Initial Name	STM Asset No.	MCT Asset No.	Type	Ser.No./Ident.No.	Qty

2	A	Machinery	Fully Operational	Welding Machine	MCT-10073	MCTSZME010R	Bondpro2000	06/05/31-47	1
2	A	Machinery	Fully Operational	Punching Machine	MCT-10063	MCTSZME039R	Punchpro2000	06/05/31-47	1
2	A	Machinery	Fully Operational	Punching Machine	MCT-10061	MCTSZME025R	Punchpro2000	06/05/31-47	1
3	B	Machinery	Fully Operational	Part of 8010W	MCT-10213	MCTSZME067R	1440*1300*152	06/06/28-34	1
3	B	Machinery	Fully Operational	Module Implanting Machine	MCT-10230	MCTSZME075R	MTP	06/08/28-18	1
3	B	Machinery	Partly Operational - Slight technical rework required	Epoxy Filler Machine	MCT-10299	MCTSZME027R	CTL	06/08/28-18	1
1	B	Machinery	Fully Operational	Module Implanting Machine	MCT-10229	MCTSZME070R	MES	06/09/19-15	1
2	A	Machinery	Fully Operational	Punching Machine	MCT-10071	MCTSZME069R	GSM	06/09/19-15	1
2	A	Machinery	Fully Operational	Sheet Punching Machine	MCT-10167	MCTSZME076	SN1-45	06/09/30-73	1
2	A	Machinery	Fully Operational	Sheet Punching Machine	MCT-10168	MCTSZME077	SN1-45	06/09/30-73	1
3	A	Machinery	Fully Operational	Welding Machine	MCT-10074	MCTSZME078R		06/10/27-22	1
3	B	Technical and R&D equipment	Broken and will be fixed before shipment	Part of 3010	MCT-10170	MCTSZME082R		06/11/30-32	1
1	B	Machinery	Partly Operational - Slight technical rework required	Implanting machine	MCT-10309	no MCT assets code	APHL-3	06/11/30-47	1
2	B	Machinery	Fully Operational	Milling Machine	MCT-10226	MCTSZOF399R	AICP-3	06/11/30-47	1
1	B	Machinery	Partly Operational - Slight technical rework required	Card Tester Round Dask CTS	MCT-10303	MCTSZME081R	CTS	06/11/30-47	1
1	A	Technical and R&D equipment	Broken and will be fixed before shipment	Passport Process Machine 3010	MCT-10172	MCTSZME090	OT-IP PR03010	06/12/58-58	1
1	A	Technical and R&D equipment	Fully Operational	Passport Process Machine 4010	MCT-10020	MCTSZME088	OT-SP PR04010	06/12/58-58	1
2	A	Technical and R&D equipment	Fully Operational	Passport Process Machine 6010	MCT-10171	MCTSZME089	OT-CP PR06010	06/12/58-58	1
3	A	Machinery	Fully Operational	Pressing Machine	MCT-10162	MCTSZME092R		07/03/31-34	1
3	B	Machinery	Fully Operational	Manual Milling Machine	MCT-10227	MCTSZME091R		07/03/31-44	1
3	B	Technical and R&D equipment	Fully Operational	Drilling machine	MCT-10205	MCTSZOF706		07/09/30-36	1
3	C	Machinery	Fully Operational	Silk Screen Printer	MCT-10242	MCTSZOF439R			1
3	C	Machinery	Fully Operational	Miscroscope	MCT-10238	ME031251			1
3	C	Machinery	Fully Operational	Specturm Analyer	MCT-10234				1
3	C	Machinery	Fully Operational	Big Oven	MCT-10231	MCTSZOF240			1
3	C	Machinery	Fully Operational	Big Oven	MCT-10232	MCTSZOF441R			1
3	C	Machinery	Fully Operational	Pad printer	MCT-10241	OTI property			1
3	C	Machinery	Fully Operational	Pad copper punch	MCT-10245	MCTSZOF228R			1
3	C	Machinery	Fully Operational	Laser Printer (on PVC)	MCT-10247	MCTSZME036R			1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10253	MCTSZJF0328			1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10254	MCTSZJF0332			1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10255	MCTSZJF0333			1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10256				1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10257				1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10258	MCTSZJF029R			1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10259	MCTSZOF435R			1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10260	MCTSZJF0334			1
3	C	Machinery	Fully Operational	Manual Goillotine	MCT-10265				1
3	C	Machinery	Fully Operational	Manual Goillotine With Camera	MCT-20261	MCTSZOF039R			1
3	C	Machinery	Fully Operational	Manual Goillotine With Camera	MCT-20262	MCTSZOF434			1
3	C	Machinery	Fully Operational	Semi automated hot stamp	MCT-10264				1

Attach. 2.2.1 Machinery (MCT)	09.12.2009/09:59	2/3

Attachement to the	Attachement 2.2.1
Asset Purchase Agreement	Machinery MCT
between MCT, OTI and SMARTRAC

Group	Imp.	Category	Machine status	Initial Name	STM Asset No.	MCT Asset No.	Type	Ser.No./Ident.No.	Qty

3	C	Machinery	Fully Operational	Press machine	MCT-10269	MCTSZOF551R			1
3	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Oven	MCT-10293				1
3	C	Technical and R&D equipment	Fully Operational	Microscope	MCT-10270	MCTSZOF398R			1
3	C	Technical and R&D equipment	Fully Operational	Milling machine	MCT-10207	MCTSZME084R			1
3	C	Technical and R&D equipment	Fully Operational	Drilling machine	MCT-10208	MCTSZOF547			1
3	C	Technical and R&D equipment	Fully Operational	Polish bench	MCT-10209				1
3	C	Technical and R&D equipment	Fully Operational	Polish equipment	MCT-10210				1
3	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Turning lathe	MCT-10211	MCTSZME050R			1
3	C	Technical and R&D equipment	Fully Operational	Roll laminator 3 units	no number				1
3	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Press unit hydraulic	MCT-10222				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Sppl-A	MCT-10283				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	CPL – 1000 Machine (for cards)	MCT-10288				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Manual Inkjet Printer	MCT-10289	OTIME010			1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Sppl-B	MCT-10290				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Sppl-A	MCT-10291				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	E-passport QC	MCT-10304				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Supercom ultrasonic machine	MCT-10305				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Supercom laser mark	MCT-10306				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Ecover press	MCT-10307				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	Glue Spreading Machine	MCT-10308				1
1	C	Technical and R&D equipment	Partly Operational - Slight technical rework required	SPPL - A , with glue unit	MCT-10221	OTISZME002			1

Attach. 2.2.1 Machinery (MCT)	09.12.2009/09:59	3/3

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Machinery WIP (MCT)
between MCT, OTI and SMARTRAC

Group	Imp.	Category	Machine status	Inventory Item Code	Item Description	STM Asset No.	MCT Asset No.	SMT Type

1	B	Machinery	Partly Operational - slight technical rework required	FG-AICP-2	Card Milling	MCT-10317		Card Milling
2	B	Technical and R&D equipment	Fully Operational	FG-AICP5000	AICP 5000 Milling Machine - New Demo	MCT-10200		Card Milling
1	B	Technical and R&D equipment	Fully Operational	FG-APHL5000	APHL5000 Implanting Machine - New Demo	MCT-10201		Card Embedding
1	A	Technical and R&D equipment	Fully Operational	FG-AS02	Abrasion stress	MCT-10001		Stress Tester
1	A	Technical and R&D equipment	Fully Operational	FG-BBS02	Pull Sterngh Tester	MCT-10006		Stress Tester
1	A	Technical and R&D equipment	Fully Operational	FG-DBS02	Dynamic bend stress	MCT-10004		Stress Tester
1	B	Technical and R&D equipment	Partly Operational - slight technical rework required	FG-GSM3600	GSM3600	MCT-10295		Sim Card Punch
1	B	Technical and R&D equipment	Partly Operational - slight technical rework required	FG-GSM5000	GSM-5000	MCT-10202/ /10296/10297		Sim Card Punch
1	B	Technical and R&D equipment	Partly Operational - slight technical rework required	FG-ICTP-8	Module tester	MCT-10310/11/12/14		Chip Module Tester
1	A	Technical and R&D equipment	Fully Operational	FG-IS02	Impact stress	MCT-10009		Stress Tester
1	B	Technical and R&D equipment	Partly Operational - slight technical rework required	FG-MDC	Module punch	MCT-10313		Chip Module Punch
2	B	Machinery	Fully Operational	FG-MES-2	Module implanting macgine	MCT-10233	MCTSZ0247	Combi Module Embedding
2	B	Technical and R&D equipment	Fully Operational	FG-MHS-D-4	Wire embedding machine	MCT-10060		Dual Interface Embedder
2	B	Machinery	Fully Operational	FG-MPS-2	Tin-Dispensing machine (for combi)	MCT-10228	MCTSZOF499	Automated Combi Card Machine
1	A	Machinery	Partly Operational - slight technical rework required	FG-OT-GP1010	Guide holes punch machine	MCT-10113
2	A	Machinery	Partly Operational - slight technical rework required	FG-OT-PP2010	Auto Punchine Machine	MCT-10028 /10070	MCTSZJF0302 /MCTSZJF0300	Top sheet machine
2	A	Technical and R&D equipment	Fully Operational	FG-PPS02	Pull Sterngth Tester	MCT-10008/10246		Stress Tester
1	A	Technical and R&D equipment	Fully Operational	FG-PS02	Pen stress	MCT-10002		Pen Tester
1	A	Technical and R&D equipment	Fully Operational	FG-PTS02	Page Turning stress	MCT-10007		Page Turning Stress
2	A	Machinery	Fully Operational	FG-PUNCHPRO2000	Sheet punch machine	MCT-10026
1	B	Technical and R&D equipment	Partly Operational - slight technical rework required	FG-SAU04	SAU -Sticker Attached Unit	MCT-10287
2	A	Machinery	Fully Operational	FG-TBM	Welding Machine	MCT-10038		Bonder
2	A	Machinery	Fully Operational	FG-TBN	Welding Machine	MCT-10039		Bonder
1	A	Technical and R&D equipment	Fully Operational	FG-TS02	Torsion stress	MCT-10003		Torsion Stress
2	A	Technical and R&D equipment	Fully Operational	FG-UPH3000	New Combi Main Machine	MCT-10021		Hera machine, Combi Card Machine
2	A	Machinery	Partly Operational - slight technical rework required	FG-WBFT		MCT-10040		Force Tester, Pull test
2	A	Machinery	Fully Operational	FG-Wirepool 2000	Welding Machine	MCT-10057	MCTSZME056R
1	A	Machinery	Fully Operational	FR005	High Speed cards punching	MCT-10041		Tester
1	B	Technical and R&D equipment	Partly Operational - slight technical rework required	FR030	Module tester	MCT-10315		Tester
1	B	Technical and R&D equipment	Partly Operational - slight technical rework required	FR033	Module tester	MCT-10316		Tester
2	B	Machinery	Fully Operational	FR034	Welding machine	MCT-10079	MCTSZJF0292R	Sim Card embedder
1	A	Technical and R&D equipment	Fully Operational	YF0005	Page Pull Stess testing Machine	MCT-10005		Stress Tester
2	A	Technical and R&D equipment	Fully Operational	YF0011	Glue Machine 8010 W	MCT-10213		ePassport inlay machine
1	A	Technical and R&D equipment	Only parts or frame	YF0013RD	Combi machine frame	MCT-10015/10017		Combi Auto Line HERA machine
2	A	Technical and R&D equipment	Broken and will be fixed before shipment	YF0013TW	Old Combi Laser Bonding	MCT-10010		Combi Auto Line HERA machine (old Hara)
1	A	Technical and R&D equipment	Only parts or frame	YF0014RD	Combi machine Frame	MCT-10016		Laser (for the HERA)
2	A	Technical and R&D equipment	Broken and will be fixed before shipment	YF0014TW	Combi Laser Bonding Machine	MCT-10011		Laser (for the HERA) old Hara
1	A	Technical and R&D equipment	Only parts or frame	YF0016RD	Combi machine Frame	MCT-10018		Combi connecting wire (part of HERA)
2	A	Technical and R&D equipment	Broken and will be fixed before shipment	YF0016TW	Old Combi Connecting Wire Machine	MCT-10012		Combi connecting wire (part of HERA) (old Hara)
2	A	Technical and R&D equipment	Broken and will be fixed before shipment		Old Combi Connecting Wire Machine	MCT-10013
2	A	Technical and R&D equipment	Fully Operational	YF0017	Combi Real Prep Machine	MCT-10022		part of HERA
2	A	Technical and R&D equipment	Fully Operational		Combi Real Prep Machine	MCT-10023
1	A	Technical and R&D equipment	Fully Operational	YF0021	IC Montioring Machie	MCT-10025		Vision system (Test system)
2	A	Technical and R&D equipment	Broken and will be fixed before shipment	YF0023	New Combi Card Autoline Experimental Plan	MCT-10024		Combi Line Test
1	A	Machinery (OTC)	Fully Operational	YF0025	V/I tester for Modules	MCT-10118		Vision system
2	A	Machinery	Fully Operational	YF0029	Welding Machine New	MCT-10030	not label	Embedding New 1
2	A	Machinery	Fully Operational		Welding Machine New	MCT-10031	not label	Embedding New 2
2	A	Machinery	Fully Operational		Welding Machine New	MCT-10032	not label	Embedding New 3
2	A	Machinery	Fully Operational		Welding Machine New	MCT-10033	not label	Embedding New 4
2	A	Machinery	Fully Operational		Welding Machine New	MCT-10034	not label	Embedding New 5
2	A	Machinery	Fully Operational		Welding Machine New	MCT-10035	not label	Embedding New 6
2	A	Machinery	Fully Operational		Welding Machine New	MCT-10036	not label	Embedding New 7
2	B	Machinery	Only parts or frame	YF0029-1		MCT-10202
2	A	Assets under construction	Fully Operational	YF0032	Ecover Machine ,Sovent based 8010S	MCT-10014		ePassport Cold Lam Machine
1	B	Technical and R&D equipment	Partly Operational - slight technical rework required	YF0035	GSM-5000	MCT-10294
2	A	Machinery	Fully Operational	YF0037	Laser Cutting Machine	MCT-10027	MCTSZJF0290	Laser sheet cutting
2	A	Machinery	Fully Operational	YF0041	Testing Machine	MCT-10037	MCTSZJF397R	5 Machines QA 0338 QA0340 QA0337 QA0339
3	B	Technical and R&D equipment	Fully Operational	YF0044	Milling Machine	MCT-10205	MCTSZOF706
3	B	Technical and R&D equipment	Fully Operational	YF0045	Milling Machine	MCT-10206	MCTSZME083R
1	A	Technical and R&D equipment	Fully Operational	YF0046	Manual Combi Machine	MCT-10019		Only head, no generator
2	C	Assets under construction	Fully Operational		e-Cover machine, Solvent based , 8010s	MCT-10212

Attach. 2.2.1 Mach WIP (MCT)	1/2

Attachment to the	Attachment 2.2.1
Asset Purchase Agreement	Machinery WIP (MCT)
between MCT, OTI and SMARTRAC

Group	Imp.	Category	Machine status	Inventory Item Code	Item Description	STM Asset No.	MCT Asset No.	SMT Type

2	C	Assets under construction	Fully Operational		Press tower 33PCS	MCT-10215
2	C	Assets under construction	Fully Operational		eCover machine, Sovent based, 8010	MCT-10216
2	C	Assets under construction	Fully Operational		eCover machine, Sovent based, 8010	MCT-10217
2	C	Assets under construction	Fully Operational		eCover machine, Sovent based, 8010	MCT-10218
2	C	Assets under construction	Fully Operational		eCover machine, Sovent based, 8010	MCT-10219
2	C	Assets under construction	Fully Operational	FG-OT-CP6010	ETD inlay cutting machine	MCT-10249	MCTSZOF0337
2	C	Assets under construction	Fully Operational	FG-OT-CP6010	ETD inlay cutting machine	MCT-10250	MCTSZOF0338
2	C	Assets under construction	Fully Operational	FG-OT-CP6010	ETD inlay cutting machine	MCT-10251	MCTSZOF0336
2	C	Assets under construction	Fully Operational	FG-OT-CP6010	ETD inlay cutting machine	MCT-10252	MCTSZOF0335
2	C	Machinery	Fully Operational		Card punching machine	MCT-10166	MCTSZOF442R
2	C	Machinery	Fully Operational		Sheet Punching Machine	MCT-10068	MCTSZME019R
2	C	Machinery	Fully Operational		Sheet Punch machine	MCT-10070	MCTSZJF0300
2	C	Machinery	Fully Operational		Welding Machine	MCT-10076	MCTOF558R
2	C	Machinery	Fully Operational		Welding Machine	MCT-10077	MCTSZME040R
2	C	Machinery	Fully Operational		Manual Milling Machine	MCT-10225	MCTSZME091R
2	C	Machinery	Fully Operational		Desk top manual impleter unit	MCT-10240	MCTSZOF553R
2	C	Machinery	Fully Operational		Attaching glue to modules unit	MCT-10239	MCTSZOF396R
1	C	Machinery	Fully Operational		Desk top manual impleter unit	MCT-10235	MCTSZME004R
1	C	Machinery	Fully Operational		Desk top manual impleter unit	MCT-10236	MCTSZOF544R
1	C	Machinery	Fully Operational		Desk top manual impleter unit	MCT-10237	MCTSZOF555R
2	C	Machinery	Fully Operational		Pull Tester	MCT-10246
2	C	Machinery	Fully Operational		Manual Punch Machine	MCT-10248	MCTSZME072R
2	C	Machinery	Fully Operational		Manual sheets stacking machine	MCT-10266	MCTSZME086R
2	C	Machinery	Fully Operational		Manual sheets stacking machine	MCT-10267	MCTSZME051R
2	C	Machinery	Fully Operational		Manual sheets stacking machine	MCT-10268	MCTSZME0022R
1	C	Machinery	Partly Operational - slight technical rework required		Manual Hot Stamping Machine	MCT-10284
1	C	Machinery	Partly Operational - slight technical rework required		Manual Hot Stamping Machine	MCT-10285
1	C	Machinery	Partly Operational - slight technical rework required		Manual Hot Stamping Machine	MCT-10286
1	C	Technical and R&D equipment	Partly Operational - slight technical rework required		Milling MCTAICP5000	MCT-10292
1	C	Technical and R&D equipment	Partly Operational - slight technical rework required		AICP-5000	MCT-10300
1	C	Technical and R&D equipment	Partly Operational - slight technical rework required		Card Tester Round Dask CTS	MCT-10301	MCTSZME085R
1	C	Technical and R&D equipment	Partly Operational - slight technical rework required		Semi auto Soldering MTS	MCT-10302	MCTSZME087R
1	C	Technical and R&D equipment	Partly Operational - slight technical rework required		Card Tester Round Dask CTS	MCT-10303
2	C	Machinery	Fully Operational		Small punch Desk top	MCT-10064	no MCT assets code
2	C	Machinery	Fully Operational		Guiding holes punch machine	MCT-10065	MCTSZOF548R
2	C	Machinery	Fully Operational		Guiding holes punch machine	MCT-10066	MCTSZME012R
2	C	Machinery	Fully Operational		Wire Embedding Machine	MCT-10052	MCTSZJF0287
1	C	Technical and R&D equipment	Partly Operational - slight technical rework required		Laser cutting Machine (not working) Laser including	MCT-10203
1	C	Technical and R&D equipment	Fully Operational		Laser cutting Machine (not working) Laser including	MCT-10204
1	C	Technical and R&D equipment	Only parts or frame		Auto Inlay Machine	MCT-10220
2	C	Technical and R&D equipment	Fully Operational		Press Units manual 46pcs	MCT-10223

Attach. 2.2.1 Mach WIP (MCT)	2/2

Attachement to the	Attachment 2.2.1
Asset Purchase Agreement	Lead Frame
between MCT, OTI and SMARTRAC

Group	Imp.	Category

1	A	Lead Frame Development

Attach. 2.2.1 Lead Frame (OTI)	1/1

Attachment to the	Attachement 2.2.1
Asset Purchase Agreement	Transportation Equipment MCT
between MCT, OTI and SMARTRAC

MCT
Group	Imp.	Class.	Machine status	MCT groups	Descr.	Name	Type	Ser.No./Ident.No.	Qty

3	B	Transport. Equipment	Fully Operational	Other equipment	Vehicle	truck	06/06/15-11	ZN1031U2G	1

Attach. 2.2.1 Transp. (MCT)	1/1

Attachment 2.2.2 (i) and (ii) List of specific Intellectual Property Rights Attachement to the First Amendment to Agreement as of September 15th, 2009 between SMARTRAC, OTI and MCT	EXHIBIT 1 List of Trademarks “A-Assets”

Country	Description	Type	Status		Patent Nr.	Application Nr.	Comments

HK	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Pat. Sh. Term	Grant.	Nat.	HK1109708	07104374-1

PC	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	Pend.	P.C.T.		'PCT/IL2007/001378

EP	APPARATUS AND PROCESS FOR PRODUCING DOCUMENT CORE INLAYS	Patent	Pend.	P.C.T.		06705558-2

CN	APPARATUS AND PROCESS FOR PRODUCING DOCUMENT CORE INLAYS	Patent	Pend.	P.C.T.		200680053641-7

IN	APPARATUS AND PROCESS FOR PRODUCING DOCUMENT CORE INLAYS	Patent	Pend.	P.C.T.		1599/MUMNP/2008

KR	APPARATUS AND PROCESS FOR PRODUCING DOCUMENT CORE INLAYS	Patent	Pend.	P.C.T.		10-2008-7020450

US	APPARATUS AND PROCESS FOR PRODUCING DOCUMENT CORE INLAYS	Patent	Pend.	P.C.T.		12/162252

ID	APPARATUS AND PROCESS FOR PRODUCING DOCUMENT CORE INLAYS	Patent	Pend.	P.C.T.		W-200802455

US	ELECTRONIC INLAY STRUCTURE AND METHOD OF MANUFACTURE THEROF	Patent	Pend.	Nat.		11/985534

TW	ELECTRONIC INLAY STRUCTURE AND METHOD OF MANUFACTURE THEROF	Patent	Pend.	Nat.		97144246

PC	ELECTRONIC INLAY STRUCTURE AND METHOD OF MANUFACTURE THEROF	Patent	Pend.	P.C.T.		PCT/IL2008/001485

TH	ELECTRONIC INLAY STRUCTURE AND METHOD OF MANUFACTURE THEROF	Patent	Pend.	Nat.		0801005822

CL	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	Pend.	Nat.		113-2008

TW	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	Pend.	Nat.		96142616

TH	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	Pend.	Nat.		0801000192

AR	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	Pend.	Nat.		P080101717

PC	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	Pend.	P.C.T.		PCT/IL2008/001397

TW	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME (COMBI OLD)	Patent	Pend.	Nat.		97114420

Country	Description	Type	Status		Patent Nr.	Application Nr.	Comments

TH	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING THE SAME	Patent	Pend.	Nat.		801005520

PC	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING THE SAME (COMBI IMPROVEMENT)	Patent	Pend.	P.C.T.		PCT/IL2008/000538

TW	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING THE SAME (COMBI IMPROVEMENT)	Patent	Pend.	Nat.		97141043

PC	MANUFACTURE OF A SMART CARD INLAY	Patent	Pend.	P.C.T.		PCT/IL2009/000095

US	Method of forming a dual-interface IC card and a card formed of such a method	Patent	Grant.	Nat.	6881605	10/044958

TW	METHOD OF MANUFACTURING OF WIRED IMBEDDED INLAY	Patent	Pend.	Nat.		97144243

US	METHOD OF MANUFACTURING OF WIRED IMBEDDED INLAY	Patent	Pend.	Nat.		11/985529

PC	METHOD OF MANUFACTURING OF WIRED IMBEDDED INLAY	Patent	Pend.	P.C.T.		PCT/IL2008/001484

TH	METHOD OF MANUFACTURING OF WIRED IMBEDDED INLAY	Patent	Pend.	Nat.		0801005821

US	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	Pend.	'P.C.T		'12/569,893

EP	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		7827351.3

INDIA	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		7433/DELNP/2009

CN	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		TO BE FILED BY DECEMBER 24, 2009	Translation is in preparation

KR	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		10-2009-7024350

BR	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		NOT YET KNOWN

KR	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		10-2009-7024341

BR	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		NOT YET KNOWN

INDIA	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		7434/DELNP/2009	Translation is in preparation

CHINA	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		TO BE FILED BY DECEMBER 24, 2009

INDONESIA	ELECTRONIC INTERFACE APPARATUS AND METHOD AND SYSTEM FOR MANUFACTURING SAME	Patent	'Pend.	'P.C.T		W-00 2009 02973

TRADEMARKS

HERA (Dual Interface Line)

Country	App. No.	Filed	Trademark No.	Class	Date of Grant	Next Renewal	Status/Next action
Israel	205540	12/11/2007	205540	07			Registered
Israel	205541	12/11/2007	205541	09			Registered
China	6379204	14/11/2007		07			In Examination
China	6379204	14/11/2007		09			In Examination
Community Trademark	6427991	21/11/2007		07, 09			Opposed, under settlement discussions
Republic of Korea	40-2007-58522	14/11/2007		07, 09			Refused by the examiner, appeal was not filed
Taiwan	96054538	19/11/2007		07, 09			In Examination
U. S. A.	77/339,019	28/11/2007		07, 09			In Examination

MCT

Country	App. No.	Filed	Trademark No.	Class	Date of Grant	Next Renewal	Status/Next action
Hong Kong	300941346	25/08/2007	300941346	07, 09, 42	4/3/2008	24/08/2017	In renewal

Attachement to the Asset Purchase Agreement between OTI and SMARTRAC	Attachment 2.3 Trademarks

ZEUS (Passport Production Line)

Country	App. No.	Filed	Trademark No.	Class	Date of Grant	Next Renewal	Status/Next action
Israel	205542	12/11/2007	205542	07			Registered
Israel	205543	12/11/2007	205543	09			Registered
China	6379204	21/11/2007		07			In Examination
China	6379203	21/11/2007		09			In Examination
Community Trademark	006447817	19/11/2007	006447817	07, 09			Registered
Republic of Korea	40-2007-60045	22/11/2007		07, 09			Allowed
Taiwan	96055403	23/11/2007		07, 09			In Examination
U. S. A.	77/333790	20/11/2007		07, 09			In Examination
Malaysia	07024613	13/12/2007		09			Published
Malaysia	07024614	13/12/2007		09			Published

Attachment 2.2.3                                Inventories

[an actual overview shall be provided at the Closing Date]

Attachment 2.2.5                                Technical Books and Records

Please refer to CD-ROM attached to the Agreement

Attachment 2.2.6                                Assumed Agreements

The Assumption of the following agreements is subject to additional terms under this Agreement:

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made by and between

***

Hereinafter referred to as *** “Buyer”;  and

ON TRACK INNOVATIONS Ltd (OTI), a company incorporated under the laws of ISRAEL at the Companies House of Z.H.R. Industrial Zone, Rosh Pina, Israel under the Nº 52-004286-2, represented by Mr. Oded Bashan as Chief Executive Officer.

Hereinafter referred to as the “Supplier” or “OTI”.

Collectively referred to as the “Parties” or individually to as the “Party”.

Whereas, the Parties agree to have their relationship which shall consist of the delivery by Supplier of antennae for Dual card and Contractless card pursuant to ***  (the “Purpose”) governed by *** General Conditions of Purchase as attached herein (Appendix 1);

Whereas, at Supplier’s request *** has accepted, on a derogation basis, and in due consideration to the further possible volume and their contemplated business relationship, to supplement and modify certain of the provisions of the General Conditions of Purchase;

The Parties have agreed to the following:

Article 1 – MODIFICATIONS TO THE ARTICLE ‘‘ORDERS”

The Parties agree to delete the entire article 1 of the General Conditions of Purchase and to replace it with the following:

“Any order shall be governed exclusively by the General Conditions of Purchase set out hereinafter and, where applicable, the special conditions set out on the order. Acceptance by the supplier of one of our orders automatically implies agreement to waive the supplier’s right to require application of the provisions of its commercial paper and its own general conditions of sale or any other conditions of any kind.

An order shall be deemed accepted by the supplier provided that supplier sends to *** a written Order Acknowledgement within three (3) working days, either by post, electronic data exchange, facsimile or email, in which supplier shall confirm the part number, the ordered quantity, price, delivery place and the delivery date. Once the Order Acknowledgement is issued by supplier, the Order cannot be cancelled or changed, unless otherwise mutually agreed or as provided under Article 3 herein.”

Article 2 – MODIFICATIONS TO THE. ARTICLE “DELIVERY”

The Parties agree to delete the entire article 3 of the General Conditions of Purchase and to replace it with the following:

“The supplier shall follow the instructions which it receives regarding the place of delivery.

The date set for delivery is indicated in the order and is imperative, subject to application of the special conditions agreed between the parties with regard to ‘open’ orders including a ‘sliding schedule’, to be confirmed on a regular basis.

Supplier may, at least fourteen (14) working days prior to the originally scheduled delivery date and subject to *** reschedule the delivery date and/or quantity of an Order, except that, with respect to the originally scheduled date, such updated delivery date shall not occur after (i) (6) months if Modules are delivered by *** one (1) month if Modules are purchased by supplier.”

Article 3 – MODIFICATIONS TO THE ARTICLE “PRICES”

The Parties agree to delete the entire article 7 of the General Conditions of Purchase and to replace it with the following:

“Unless otherwise stated in the order, prices are indicated DDU. OT location specified in the order, which shall be either *** Incoterms, 2000). Prices are definitive and fixed and they cannot be revised in the light of changing economic circumstances. Likewise, unless otherwise indicated, these prices include packaging on the goods as required for their protection during storage as well as the appropriate packing materials and items required for transportation in line with article 5 above.

Article 4 – MODIFICATIONS TO THE ARTICLE “SETTLEMENT OF INVOICES”

The Parties agree to delete the entire article 9 of the General Conditions of Purchase and to replace it with the following:

“Unless otherwise stated in the order, no advance payments will be made when orders are placed.

Unless otherwise agreed to in writing by both parties, invoices shall be settled by means of bills to order or bills of exchange redeemable sixty (60) days after the issuance of a valid invoice. This period shall be calculated on the basis of the actual delivery date, on the understanding that the amount paid takes account of any late delivery penalties as detailed in article 10 below.

It is however understood between the Parties that payment terms may be extended upon mutual agreement should the annual volume of the orders (taxes excluded). Late payments penalties shall be capped to three (3) times the legal interest rate applicable at the time payment is overdue.”

Article 5 – MODIFICATIONS TO THE ARTICLE “DELAYS IN DELIVERIES, LATE DELIVERY PENALTIES”

The Parties agree to delete the entire article 10 of the General Conditions of Purchase and to replace it with the following:

“Any deliveries made after the contractual date (i.e. the date stipulated on the order or a subsequent date explicitly agreed to by ourselves) shall, after a five (5) calendar day-grace period, lead to the supplier incurring late delivery payments.

The amount of these penalties – which shall be credited *** credit note forthwith upon receipt of an invoice describing same - shall correspond either to the losses and expenses incurred by us as a result of the supplier’s failure to comply with its obligations, or to a percentage of the value of the late delivery. Unless otherwise stipulated, this percentage shall be 2% (two per cent) per week for the first two (2) weeks; it shall subsequently increase to 5% (five per cent) per week. These penalties shall however be capped at 20% (twenty per cent) of the value of the late delivery.
Any delay of over one (1) month may lead to the application of the article 13 below.”

Article 6 – MODIFICATION TO THE ARTICLE “WARRANTY”

The Parties agree to modify the article 6 of the General Conditions of Purchase by adding thereto the new following sub-sections:

***

Except as otherwise modified herein, the General Conditions of Purchase as modified hereby shall remain in full force and effect and the Agreement shall enter into force for a period of three (3) years starting from the latest date of the signature of the Agreement, which shall form the entire and sole agreement between the Parties with respect to the Purpose.

***		ON TRACK INNOVATIONS (OTI)

Dale 15/06/09		Date

Signature	***	Signature

APPENDIX 1

*** GENERAL CONDITIONS OF PURCHASE
(APPLICABLE AS FROM JANUARY 2008)

ARTICLE 1– ORDERS
Any order shall be governed exclusively by the general conditions set out hereinafter and, where applicable. The special conditions set out on the order. Acceptance by the supplier of one of our orders automatically implies agreement to waive the supplier’s right to require application of the provisions of its Commercial paper and its own generaI conditions of sale or any other conditions of any kind. An order shall be deemed accepted by the supplier unless (i) the supplier has expressed reservations in writing within 10 (ten) days of its receipt and (ii) these reservations have been formally accepted by ourselves.

ARTICLE 2 – COMPLIANCE WITH REGULATIONS
The goods and services ordered shall comply in all respects with current legal and regulatory provisions, particularly as regards:
●	the quality, composition, presentation and labelling of goods;
●	compliance with the requirements set out an environmental regulations;
●	workplace and employment law.

In addition to this, those items covered by official standards *** ISO, EU etc.) shall be delivered in a state which meets the relevant requirements in full.
*** together with the decrees and related circulars specifying the provision applicable concurring undsclared work, and to supply *** the necessary certificates for the ***.

ARTICLE 3 – DELIVERY
The supplier shall follow the instruction which it receives regarding the place of delivery.
The date set for delivery is indicated in the order and is imperative, subject to application of the special conditions agreed between the parties with regard to ‘open’ orders including a ‘sliding schedule’ to be confirmed on a regular basis.
Unless the supplier formally objects within ten (10) days of the date on which it receives notification from us, we reserve the option of *** the quantities and delivery dates initially agreed upon. Any delivery made before the date specified in our order will only be accepted if we give prior permission for this.

ARTICLE 4 – INSPECTION
No consignment may be dispatched without the supplier drawing up beforehand a certificate stating that the goods meet the specifications contained in our order. Should these specifications indicate that special tests are required, an account of these tests shall be included in reports to be sent with the certificate, referred to below.

ARTICLE 5 – CONSIGNMENTS
All consignments shall include a consignment note in duplicate, in which the supplier gives all the information required for identification of the package (and in particular our order references and the nature and quantity of the goods enclosed). The package shall also contain the certificates and test reports drawn up by the supplier as required under article 4 above. Consignment notes shall be provided even in the case of collection of the items by us. In the case of deliveries by third parties, the consignment notes shall be placed within the package. A label clearly visible on the outside of the packaging shall indicate the following details: delivery number and place of delivery.
The conditions of carriage shall b e covered by specific provisions set out in the order. Failing this, the supplier itself shall take charge of transportation and insurance for the goods transported to the location indicated by us.

ARTICLE 6 – TRANSFER OF OWNERSHIP, TRANSFER OF RISKS
The transfer of ownership shall take place in accordance with the general law regarding sale of goods, notwithstanding any ownership retention clause, which cannot be applied to our company unless a copy of it is signed by one of our duly empowered representatives.
The transfer of risks takes place when the goods are delivered to the location indicated on the order - alternatively it takes place when the goods are collected from the supplier’s premises.

ARTICLE 7 – PRICES
Unless otherwise stated in the order, prices indicated therein are definitive and fixed - they cannot be revised in the light on changing economic circumstances.
Likewise, unless otherwise indicated these prices include packaging of the goods as required for the protection during storage as well as the appropriate packing materials and items required for transportation in line with article 5 above.
The supplier shall take full charge of, and responsibility for disposing of the packaging once the goods have been unpacked.

ARTICLE 8 – INVOICING
The supplier shall draw up invoices within three days of the delivery as defined in article 3 above. These invoices, drawn up in implicate, shall be sent as the following address: ***
We reserve the right to reject invoices for and deliveries of any *** for which we have not placed an order in the prescribed form.

ARTICLE 9 – SETTLEMENT OF INVOICES
Unless otherwise stated in the order to advance payments will be made when orders are placed.
Unless otherwise agreed to in writing by both parties, invoices shall be settled by means of bills to order or bills of exchange redeemable 90 days after the end of the month in which delivery takes place on the 10th of the following month. This period shall be calculated on the basis of the actual delivery date, on the understanding that the amount paid takes account of any late delivery penalties as detailed in article 10 below.

ARTICLE 10 – DELAYS IN DELIVERIES, LATE DELIVERY PENALTIES
Any deliveries made after the contractual date (i.e. the date stipulated on the order or a subsequent date explicitly agreed to by ourselves) shall automatically lead to the supplier incurring late delivery payments.
The amount of these penalties - which shall be deducted from the invoice settlements as indicated in article 9 above - shall correspond either to the losses and expenses incurred by us as a result of the supplier’s failure to comply with its obligations, or to a percentage of the value of the late delivery. Unless otherwise stipulated, this percentage shall be 2% (two per cent) per week for the first two weeks; it shall subsequently increase to 5% (five per cent) per week. These penalties shall however be capped at twenty-five per cent (25%) of the value of the late delivery.
Any delay of over one month may lead to our applying article 13 below.

ARTICLE 11 – WARRANTY
The supplier shall take all appropriate steps, entirely at its own expenses, to remedy any defects in the goods. It shall fully indemnify and hold harmless us from and against any and all losses, damage and expenses incurred as a result of these defects.
Should the supplier be unable to implement the present clause satisfactorily, we reserve the right to have the necessary work carried out at the expense of the supplier, without prejudice to the application of the termination clause.
The supplier certifies that the goods delivered and / or the service provided are not subject to any rights held by third parties and in particular that they are unencumbered by any third-party industrial or intellectual property rights. The supplier fully guarantees us against all legal proceedings and claims for damages in this connection.

ARTICLE 12 – CONFIDENTIALITY
The supplier agrees to maintain the confidentiality of all the technical and commercial information with which we supply it to enable it to carry out our order.

ARTICLE 13 – TERMINATION FOR FAULT OF THE SUPPLIER
If the supplier is in breach of any of its obligations under our order - and fails to remedy the breach within fifteen (15) days after written notice by us, except in those cases referred to in articles 10 and 11 when no formal notice is required - we reserve the right to terminate our order without any need to carry out any legal formalities.

ARTICLE 14 – SETTLEMENT OF DISPUTES
UNLESS OTHERWISE AGREED TO IN WRITING BY BOTH PARTIES, THE PRESENT GENERAL CONDITIONS OF PURCHASE SHALL BE GOVERNED *** EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES) TO THE EXCLUSION OF THE UN CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS. ANY DISPUTES ARISING WITH REGARD TO THE INTERPRETATION OR PERFORMANCE OF OUR ORDERS SHALL, UNLESS A ‘FRIENDLY SETTLEMENT’ IS REACHED, BE DEFINITIVELY SETTLED BY THE COURTS HOLDING JURISDICTION OVER OUR REGISTERED OFFICE.

Attachment 5.1                                List of Machine Sale Agreements

A.	Gemalto – 4 punching machines (2 in 3/2008 and 2 in 12/2008).

B.	Gemalto – 3 milling machines (1 in 3/2008 and 2 in 12/2008).

C.	Syscom – 5 SIM lines machines (9/2007).

D.	Gemalto – 2 milling machines (end of 9/2009).

Attachment 6.10                                Machinery and manufacturing equipment sold during the Period

List of machine sold since July, 2009

Item	Name	Model	Qty.	Customer	Delivery Date
1	Milling machine	AICP5000-1	2pcs	Shanghai GMT	Oct, 2009

Attachment 7.1                                Shut-Down Concept

Shutdown Concept

This document is intended to describe a plan according to which MCT will shutdown. The plan comprises three consecutive phases, in accordance to the groups of assets (i.e., Group 1, Group 2 and Group 3) as defined in the APA between Smartrac and MCT. The three phases are as follows:

MCT will apply for a license from the Chinese authorities, for the transfer of assets which are defined as Group 1 to Hong Kong. Upon the reception of such license from the Chinese authorities, MCT will transfer the assets which are classified as Group 1 to Hong Kong, and from there Smartrac will be able to ship it to wherever they choose.

Upon completion of MCT’s production commitment to its customers, MCT will cease its operations regarding the manufacturing and sale of wire embedding inlays, wire embedding based cards and the machines which were manufactured by MCT prior to the closing date. In addition, MCT will apply for additional license from the Chinese authorities for the assets which are classified as Group 2. Following the reception of such license MCT will transfer the assets which are classified as Group 2 to Hong Kong. However, in order to ease the process with the Chinese authorities, the process of applying for license and transferring the assets for Group 2 will be done gradually, and will repeat itself until all the machines which are classified as Group 2 will be outside China (i.e., in Hong Kong or anywhere else that Smartrac will choose).

When all the assets which are classified as Group 2 will be out of China, and in order to ease and simplify the transfer of assets, MCT may apply for a license for transfer part or all of Group 3 assets. Following the reception of such license MCT will transfer the said assets to Hong Kong. However, in order to ease the process with the Chinese authorities, this process will be done gradually, and will repeat itself until all of the applied and granted Group 3 assets will be outside China (i.e., in Hong Kong or anywhere else that Smartrac will choose).

Page 1 of 4	Confidential

Following the completion of transfer of Group 3 assets (for those the Chinese authorities granted license) and in case there are additional Group 3 assets to be transferred or in case it was concluded that such transfer will be impractical without declaring the closure of MCT, MCT will declare its closure to the Chinese authorities and will follow the instructions given by the Chinese authorities, and at the same time will apply to the Chinese authorities for license to the  transfer of the remaining Group 3 assets, to Hong Kong. If such approval is given by the Chinese authorities, MCT will transfer the remaining assets to Hong Kong.

Page 2 of 4	Confidential

MCT apply for license from the Chinese authorities for the transfer of assets in Group 1 to Hong Kong
MCT receive license from the Chinese authorities for the transfer of assets in Group 1 to Hong Kong
MCT transfer to Hong Kong the assets in Group 1
MCT produce its commitment to customers
Repeat Process
MCT seize its operations regarding the manufacturing and sale of wire embedding inlays, wire embedding-based cards and the machines which were manufactured by MCT prior to the closing date
MCT apply for license from the Chinese authorities for the transfer of assets in Group 2 to Hong Kong
MCT receive license from the Chinese authorities for the transfer of assets in Group 2 to Hong Kong
MCT transfer to Hong Kong the assets in Group 2
End of MCT's rental contract: MCT transfer all its equipment and raw materials to a designated warehouse allocated by Smartrac
Repeat Process
Optional: MCT apply for license from the Chinese authorities for transfer part or all of the assets in Group 3 to Hong Kong
MCT receive license from the Chinese authorities for the transfer of assets in Group 3 to Hong Kong
MCT transfer to Hong Kong the assets in Group 3 which were granted license from the Chinese authorities
In case of: Additional Group 3 assets left in MCT and need to be transferred to Hong Kong
OR
In case of: It is concluded that transfer of the remaining assets in Group 3 is impractical without declaring the closure of MCT
MCT declare its closure to the Chinese authorities and follow the instructions given by the Chinese authorities
MCT apply for license from the Chinese authorities for the transfer of the remaining assets in Group 3 to Hong Kong
MCT receive license from the Chinese authorities for the transfer of assets in Group 3 to Hong Kong
MCT transfer to Hong Kong the remaining assets in Group 3

Page 3 of 4	Confidential

Comments:

1.
In any step of the process the Chinese authorities might get involved and/or interfere in unpredictable ways. MCT will take all measures to minimize the chance of such involvement, for example by splitting phase 2 into several cycles, but in a scenario that the Chinese authorities cause some hindrances in the process, the entire plan described above will be subject to changes, in accordance to the Chinese authorities instructions.

2.
Following phase 2, in case that MCT’s rental contract comes to an end prior the completion of the shutdown plan, MCT will transfer all its assets and raw materials from its current premises to a designated warehouse inside FuTian Free Trade Zone, Shenzhen, China, provided by Smartrac.

Page 4 of 4	Confidential

Attachment 7.6                                List of “A-Assets”

Please refer to Attachment 2.2.1

Attachment 7.7                                Asset Status List

Please refer to Attachment 2.2.1

Attachment 7.8                                List of assets according to Group 1 - 3

Please refer to Attachment 2.2.1